                                                                    Exhibit 2.22
================================================================================









                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                        PENTASTAR ACQUISITION CORP. XII,

                             CARRIERDESIGNS.COM INC

                                     AND THE

                                  SHAREHOLDERS

                                       OF

                             CARRIERDESIGNS.COM INC






================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.       Definitions...........................................................1

2.       Merger................................................................1
         2.1.     Basic Transaction............................................1
         2.2.     The Closing.................................................13
         2.3.     Deliveries at the Closing...................................13

3.       Representations and Warranties.......................................14
         3.1.     Representations and Warranties of the Shareholders..........14
         3.2.     Representations and Warranties of PentaStar.................28
         3.3.     Survival of Representations.................................28
         3.4.     Representations as to Knowledge.............................28

4.       Pre-Closing Covenants................................................29
         4.1.     General.....................................................29
         4.2.     Operation and Preservation of Business......................29
         4.3.     Full Access.................................................29
         4.4.     Notice of Developments......................................29
         4.5.     Exclusivity.................................................29
         4.6.     Announcements; Securities Law Restrictions..................29
         4.7.     Closing Date Liabilities and Excluded Assets.  .............30
         4.8.     Conveyance of Shareholder Property..........................30
         4.9.     Conveyance of Capital Lease Property........................30

5.       Post-Closing Covenants...............................................30
         5.1.     Further Assurances..........................................30
         5.2.     Transition..................................................30
         5.3.     Cooperation.................................................30
         5.4.     Confidentiality.............................................31
         5.5.     Post-Closing Announcements..................................31
         5.6.     Financial Statements........................................31
         5.7.     Satisfaction of Liabilities.................................32
         5.8.     Repurchase of Unpaid Receivables............................32
         5.9.     Termination of Obligations..................................33
         5.10.    Transfer Restrictions.......................................33
         5.11.    Tax Returns.................................................34
         5.12.    Sales Commissions...........................................34
         5.13.    Tax Clearance Certificate...................................34

6.       Conditions to Closing................................................35
         6.1.     Conditions to Obligation of PentaStar.......................35
         6.2.     Conditions to Obligation of the Shareholders................36

                                                                            Page
                                                                            ----
7.       Remedies for Breaches of This Agreement..............................37
         7.1.     Indemnification Provisions for Benefit of PentaStar.........37
         7.2.     Indemnification Provisions for Benefit of the Shareholders..38
         7.3.     Matters Involving Third Parties.............................38
         7.4.     Right of Offset.............................................39
         7.5.     Other Remedies..............................................39

8.       Termination..........................................................39
         8.1.     Termination of Agreement....................................39
         8.2.     Effect of Termination.......................................40
         8.3.     Confidentiality.............................................40

9.       Miscellaneous........................................................40
         9.1.     No Third-Party Beneficiaries................................40
         9.2.     Entire Agreement............................................40
         9.3.     Succession and Assignment...................................40
         9.4.     Counterparts................................................42
         9.5.     Headings....................................................41
         9.6.     Notices.....................................................41
         9.7.     Governing Law...............................................41
         9.8.     Amendments and Waivers......................................42
         9.9.     Severability................................................42
         9.10.    Expenses....................................................42
         9.11.    Arbitration.................................................42
         9.12.    Construction................................................43
         9.13.    Incorporation of Exhibits...................................43
         9.14.    Shareholders' Agent.........................................43

                                    EXHIBITS



Exhibit 1.1(a)                                  Exhibit 3.1(g)(i)
Exhibit 1.1(b)(i)                               Exhibit 3.1(h)
Exhibit 1.1(b)(ii)                              Exhibit 3.1(i)(i)
Exhibit 1.1(c)                                  Exhibit 3.1(i)(ii)
Exhibit 1.1(e)                                  Exhibit 3.1(k)
Exhibit 1.1(g)                                  Exhibit 3.1(l)
Exhibit 3.1(a)(i)                               Exhibit 3.1(m)(i)
Exhibit 3.1(a)(ii)                              Exhibit 3.1(m)(ii)
Exhibit 3.1(b)(i)                               Exhibit 3.1(m)(iii)
Exhibit 3.1(b)(ii)                              Exhibit 3.1(n)(ii)
Exhibit 3.1(c)                                  Exhibit 3.1(o)(i)
Exhibit 3.1(d)(i)(A)                            Exhibit 3.1(o)(ii)
Exhibit 3.1(d)(i)(B)                            Exhibit 3.1(s)
Exhibit 3.1(e)(i)                               Exhibit 3.1(t)
Exhibit 3.1(e)(ii)                              Exhibit 3.1(u)(ii)
Exhibit 3.1(e)(ii)(I)                           Exhibit 3.1(u)(xi)
Exhibit 3.1(e)(iii)                             Exhibit 3.2(b)(i)
Exhibit 3.1(e)(iv)                              Exhibit 4.9
Exhibit 3.1(f)(iii)                             Exhibit 6.1(h)
Exhibit 3.1(f)(v)                               Exhibit 6.2(e)
Exhibit 3.1(f)(vi)

         This Agreement and Plan of Merger is entered into on October 29, 2001, to be effective as provided herein, among PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), PentaStar Acquisition Corp. XII, a Delaware corporation (the "Acquiror"), CarrierDesigns.com Inc, a California corporation (the "Company"), Barry Bisson and Laura Coulter as Trustees U/T/A dated 10/1/01, The Donald A. O'Brien and Anthy A. O'Brien Revocable Trust Dated August 27, 1998, Glenn S. Illian and Pamela J. Illian Revocable Trust dated October 19, 1999, James E. Lynch and Susan S. Lynch, Trustees U/T/A Dated 5/18/2000, Nancy Bisson, David A. Huntley and Lyan C. Huntley, Trustees of The Huntley Living Trust, Dated March 10, 1998, Harold Coulter and Lois A. Coulter as Trustees UTA Dated 7-16-91, Matthew J. Maguire, Michael Link and Barbara Link Family Trust Dated 7/3/93, Vera J. Harvey, Andrew C. Nester and Maureen McGuigan (individually, a "Shareholder" and collectively, the "Shareholders").

                                    Recitals

         A. The Shareholders own all of the issued and outstanding capital stock of the Company.

         B. The Acquiror is a newly formed, wholly-owned subsidiary of PentaStar. The Acquiror desires to acquire all of the business operations of the Company through a statutory merger of the Company with and into the Acquiror, with the Acquiror as the surviving entity (the "Transaction").

         C. The Boards of Directors of each of PentaStar, the Acquiror and the Company has determined that the Transaction is in the best interests of their respective corporations and shareholders.

         D. It is intended that the Transaction qualify as a reorganization under the provisions of Section 368(a)(1)(A) pursuant to Section 368(a)(2)(D) of the Code.

         E. PentaStar, the Acquiror and the Shareholders desire to make certain representations, warranties and agreements in connection with the Transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2.       Merger.

         2.1. Basic Transaction. Subject to the terms and conditions of this Agreement and the corporation laws of the States of Delaware and California, at the Closing, but effective for accounting purposes as of 12:01 a.m. California time on October 1, 2001 (the "Effective Date"), the Company shall be merged with and into the Acquiror (the "Merger") and the separate existence of the Company shall cease and the Acquiror shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have all the effects provided by applicable Legal Requirement, including Sections 251 and 252 of the Delaware General Corporation Law and Sections 1100 and 1108 of the California Corporations Code. The terms of the Merger shall be as follows:

         (a) General. At the Closing, the Shareholders shall receive the consideration described in Section 2.1(k) in respect of the Company Shares, and the Company Shares shall be canceled and shall cease to represent any interest in the Company or the Surviving Corporation. As of the Closing Date, the stock transfer books of the Company shall be closed and no transfer or issuance of shares of capital stock of the Company shall be permitted.

         (b) Certificate of Incorporation. At the Closing Date, the Certificate of Incorporation of the Acquiror, as in effect immediately prior to the Closing Date, shall continue to be the Certificate of Incorporation of the Surviving Corporation, and the name of the Surviving Corporation shall remain "PentaStar Acquisition Corp. XII." Such Certificate of Incorporation may thereafter be amended as provided therein and by the Delaware General Corporation Law.

         (c) Bylaws. At the Closing Date, the Bylaws of the Acquiror, as in effect immediately prior to the Closing Date, shall continue to be the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware General Corporation Law.

         (d) Directors. At the Closing Date, the directors of the Acquiror immediately prior to the Closing Date shall continue to be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

         (e) Officers. At the Closing Date, the officers of the Acquiror immediately prior to the Closing Date shall continue to be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

         (f) Properties and Liabilities. At the Closing Date, and after giving effect to the distribution of the Excluded Assets and the assumption of the Closing Date Liabilities pursuant to Section 4.7, all the properties, rights, privileges, powers, and franchises of the Company and the Acquiror shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and the Acquiror shall become the debts, liabilities, and duties of the Surviving Corporation.

         (g) Documents. Subject to the terms and conditions in this Agreement, the parties shall prepare, sign, and acknowledge, in accordance with the Delaware General Corporation Law and the California Corporations Code, a certificate of merger (the "Delaware Certificate of Merger") and deliver the Delaware Certificate of Merger to the Secretary of State of the State of Delaware for filing pursuant to the Delaware General Corporation Law on the Closing Date and deliver a certificate of merger (the " Certificate of Merger") to the Secretary of State of the State of California for filing pursuant to California Corporations Code. The Merger shall be completed upon the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the California Certificate of Merger with the Secretary of State of the State of California, but shall be effective for accounting purposes as of the Effective Date.

         (h) Share Conversion. At the Closing Date, by virtue of the Merger and without any action on the part of the holder of any share of capital stock of any corporation, each issued and outstanding share of capital stock of the Company shall be converted into the right to receive a portion of the consideration payable pursuant to Section 2.1(k) determined by dividing the aggregate consideration so payable by the number of Company Shares outstanding at the Closing Date; provided, however, that each share of capital stock of the Company which is owned directly or indirectly by the Company (treasury stock) immediately prior to the Closing Date, if any, shall be cancelled and retired, and no cash, PentaStar Shares or other consideration shall be delivered or payable in exchange therefor. Each share of the capital stock of the Acquiror issued and outstanding immediately prior to the Closing Date shall remain issued and outstanding.

         (i) No Fractional Shares. No certificates or scrip representing fractional shares of PentaStar Shares shall be issued pursuant to the Merger. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of the Surviving Corporation. In lieu of any such fractional shares, each Shareholder shall be entitled to receive a whole number of shares.

         (j)      Estimated Closing Date Financial Information.

                  (i) Estimated Closing Date Balance Sheet. No earlier than ten Business Days prior to the Closing or later than three Business Days prior to the Closing, the Shareholders shall deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. The Estimated Closing Date Balance Sheet shall set forth, in addition to other items required by PentaStar's application of GAAP, the amount, as of the Closing Date, of

                           (A)      cash held by the Company in excess of the
Interim Cash Requirement,

                           (B)      the Interim Cash Requirement,

                           (C)      the aggregate amount of accounts receivable,
notes receivable and Residual Payment Rights collected by the Company after August 31, 2001 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, notes receivable or Residual Payment Rights,

                           (D)      the Retained Liabilities described in clause
(b) of the definition of Retained Liabilities and each item thereof, and

                           (E)      all Closing Date Liabilities and each item
thereof.

On or before the Closing Date, the Shareholders shall pay or cause the Company to pay all Closing Date Liabilities and the Estimated Closing Date Balance Sheet shall reflect those payments. As a result, the only Liabilities reflected on the Estimated Closing Date Balance Sheet should be the Retained Liabilities, unless the Shareholders have failed to pay any Closing Date Liabilities prior to the Closing.

                  (ii) Estimated Interim Period Cash Flow Statement. No earlier than ten Business Days prior to the Closing nor later than three Business Days prior to the Closing, the Shareholders shall deliver a projected cash flow statement for the Acquiror prepared for the Interim Period (the "Estimated Interim Period Cash Flow Statement"). The Estimated Interim Period Cash Flow Statement shall set forth the amount, as of the Closing Date, of (A) the estimated amount of cash collections by the Acquiror during the Interim Period, and each item thereof, and the specific dates on which payments are due from service suppliers, (B) the estimated amount of cash disbursements by the Acquiror during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, and each item thereof, and (C) the difference between (A) over (B).

         (k)      Consideration.

                  (i) Subject to adjustment as provided in Section 2.1(m), the aggregate consideration (the "Purchase Price") payable to the Shareholders pursuant to the Merger shall be as follows:

                           (A)      30,000 shares of PentaStar Common Stock
(subject to Section 2.1(i)) with a per share Fair Market Value of $8.51 and an aggregate Fair Market Value of $255,240 as of the Closing Date, minus

                                    (1)      the aggregate amount of accounts
receivable, notes receivable and Residual Payment Rights collected by the Company after August 31, 2001 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, notes receivable or Residual Payment Rights, minus

                                    (2)      the amount of any Closing Date
Liabilities reflected on the Estimated Closing Date Balance Sheet or the amount of any Closing Date Liabilities not paid by the Shareholders or the Company prior to the Closing Date (the net number of shares of PentaStar Common Stock amount described in this clause (A) being referred to as the "Closing Shares"); plus

                                    (3)      cash held by the Company as of the
Closing Date in excess of the Interim Cash Requirement,


                [REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

                           (B)      the earn-out amounts payable pursuant to
Section 2.1(n).


The Purchase Price shall be adjusted in accordance with Section 2.1(m), and shall be payable and issuable to the Shareholders in accordance with the following percentages:


Shareholder                                                                          No. of Shares     Percentage
-----------                                                                          -------------     ----------
Barry Bisson and Laura Coulter as Trustees U/T/A dated 10/1/01                         1,137,940          53.6%
The Donald A. O'Brien and Anthy A. O'Brien Revocable Trust Dated August 27, 1998         425,000          20.0%
Glenn S. Illian and Pamela J. Illian Revocable Trust dated October 19, 1999.             234,740          11.0%
James E. Lynch and Susan S. Lynch, Trustees U/T/A Dated 5/18/2000                        150,000           7.1%
Nancy Bisson                                                                              77,840           3.7%
David A. Huntley and Lyan C. Huntley, Trustees of The Huntley Living Trust,
Dated March 10, 1998                                                                      22,240           1.0%
Harold Coulter and Lois A. Coulter as Trustees UTA Dated 7-16-91                          22,240           1.0%
Matthew J. Maguire                                                                        20,000           0.9%
Michael Link and Barbara Link Family Trust Dated 7/3/93                                   10,000           0.5%
Vera J. Harvey                                                                            10,000           0.5%
Andrew C. Nester                                                                          10,000           0.5%
Maureen McGuigan                                                                           5,000           0.2%
                                                                                       ---------         ------
Total                                                                                  2,125,000         100.0%
                                                                                       =========         ======

                [REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

                  (ii) On the Closing Date, PentaStar shall (A) deliver the Closing Shares to the Shareholders pursuant to Section 2.1(i) and as set forth below:

Shareholder                                                                           Shares
-----------                                                                          --------
Barry Bisson and Laura Coulter as Trustees U/T/A dated 10/1/01                       16,080.0
The Donald A. O'Brien and Anthy A. O'Brien Revocable Trust Dated August 27, 1998      6,000.0
Glenn S. Illian and Pamela J. Illian Revocable Trust dated October 19, 1999.          3,300.0
James E. Lynch and Susan S. Lynch, Trustees U/T/A Dated 5/18/2000                     2,130.0
Nancy Bisson                                                                          1,110.0
David A. Huntley and Lyan C. Huntley, Trustees of The Huntley Living Trust,
Dated March 10, 1998                                                                    300.0
Harold Coulter and Lois A. Coulter as Trustees UTA Dated 7-16-91                        300.0
Matthew J. Maguire                                                                      270.0
Michael Link and Barbara Link Family Trust Dated 7/3/93                                 150.0
Vera J. Harvey                                                                          150.0
Andrew C. Nester                                                                        150.0
Maureen McGuigan                                                                         60.0
                                                                                     --------
Total                                                                                30,000.0
                                                                                     ========

         (l)      Closing Date Financial Information.

                  (i) Closing Date Balance Sheet. Within 60 days after the Closing Date an unaudited balance sheet for the Company shall be prepared as of the Closing Date (the "Closing Date Balance Sheet") by PentaStar and delivered by PentaStar to the Shareholders' Agent. The Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. The Closing Date Balance Sheet shall set forth, in addition to other items required by PentaStar's application of GAAP, the amount, as of the Closing Date, of

                           (A)      cash held by the Company in excess of the
Interim Cash Requirement,

                           (B)      the Interim Cash Requirement,

                           (C)      the aggregate amount of accounts receivable,
notes receivable and Residual Payment Rights collected by the Company after August 31, 2001 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, notes receivable or Residual Payment Rights,

                           (D)      the Retained Liabilities described in clause
(b) of the definition of Retained Liabilities and each item thereof, and

                           (E)      all Closing Date Liabilities and each item
thereof.

Within 20 days after receipt of the Closing Date Balance Sheet, the Shareholders' Agent shall, in a written notice to PentaStar, either accept the Closing Date Balance Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance Sheet and the estimated amounts of and reasons for such proposed adjustments. The failure by the Shareholders' Agent to object to the Closing Date Balance Sheet within such 20-day period shall be deemed to be an acceptance by the Shareholders of the Closing Date Balance Sheet. If any adjustments to the Closing Date Balance Sheet are proposed by the Shareholders' Agent within such 20-day period, the dispute shall be resolved as provided in Section 2.1(o).

                  (ii) Interim Period Cash Flow Statement. Within 60 days after the Closing Date an unaudited cash flow statement for the Acquiror for the Interim Period (the "Interim Period Cash Flow Statement") shall be prepared by PentaStar and delivered by PentaStar to the Shareholders' Agent. The Interim Period Cash Flow Statement shall be prepared based upon the actual cash flows of the Acquiror during the Interim Period and shall set forth (A) the actual amount of cash collections by the Acquiror during the Interim Period and each item thereof, and the specific dates on which such collections were received, (B) the amount of cash disbursements by the Acquiror during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, and each item thereof, and (C) the difference between (A) over (B). Within 20 days after receipt of the Interim Period Cash Flow Statement, the Shareholders' Agent shall, in a written notice to PentaStar, either accept the Interim Period Cash Flow Statement, or object to it by describing in reasonable specific detail any proposed adjustments to the Interim Period Cash Flow Statement and the estimated amounts of and reasons for such proposed adjustments. The failure by the Shareholders' Agent to object to the Interim Period Cash Flow Statement within such 20-day period shall be deemed to be an acceptance by the Shareholders of the Interim Period Cash Flow Statement. If any adjustments to the Interim Period Cash Flow Statement are proposed by the Shareholders' Agent within such 20-day period, the dispute shall be resolved as provided in Section 2.1(o).

         (m) Post-Closing Adjustments to the Purchase Price. Within 10 Business Days after the later of the acceptance of the Closing Date Balance Sheet and the Interim Period Cash Flow Statement by the Shareholders' Agent or the resolution of any disputes under Section 2.1(o), as the case may be, the Purchase Price shall be redetermined as provided in Section 2.1(k)(i) based on the Closing Date Balance Sheet rather than the Estimated Closing Date Balance Sheet, and based upon the Interim Period Cash Flow Statement rather than the Estimated Interim Period Cash Flow Statement, and an appropriate adjusting cash payment shall be made by PentaStar to the Shareholders or by the Shareholders, jointly and severally, to PentaStar, as the case may be, so that the Purchase Price actually paid equals the Purchase Price determined on the basis of the Closing Date Balance Sheet and the Interim Period Cash Flow Statement. If the Closing Date Balance Sheet reflects Closing Date Liabilities that have not previously been paid by the Shareholders, such Closing Date Liabilities shall be paid at the time the adjusting payment is made under this Section 2.1(m), either by PentaStar out of any adjusting payment due from it hereunder or, if no such payment is due or such payment is less than the unpaid Closing Date Liabilities, by the Shareholders, jointly and severally. If the Acquiror has previously paid any such Closing Date Liability, it shall be reimbursed for said payment at the time the adjusting payment is made under this Section 2.1(m), either by offset against any adjusting payment due hereunder or, if no such payment is due or such payment is less than the reimbursement amount, by the Shareholders, jointly and severally. Any adjustment in the Purchase Price made under this Section 2.1(m) shall be allocated as an adjustment to the consideration paid for the Company Shares.

         (n) Earn-Out. In addition to the Closing Shares issuable at the Closing pursuant to this Section 2.1, the Shareholders shall be entitled to receive the Cash Consideration Earn-Out Amounts, the Earn-Out Amount and the Expansion Earn-Out Amount determined and payable as provided in this Section 2.1(n).

                  (i) The parties agree that, during the Earn-Out Periods (and any applicable Expansion Earn-Out Period), (A) the operations previously conducted by the Company in the Bay Area Region shall be conducted as a separate subsidiary or division of PentaStar with no other operations except for those mutually agreed to by PentaStar and the Shareholders' Agent, (B) the Acquiror shall account for its operations in the Bay Area Region in accordance with the accounting practices of PentaStar, (C) the business of the Acquiror shall be conducted by the Acquiror and/or PentaStar in the usual and ordinary course of PentaStar's business operations and neither the Acquiror nor PentaStar shall have any Liability to the Shareholders or any other Person for so conducting the business and (D) in operating the business of the Acquiror, the Acquiror and/or PentaStar may make decisions or take actions with respect to the business of the Acquiror that impacts, directly or indirectly, positively or negatively, the potential benefit of the earn-out arrangements. If the Shareholders believe that the Acquiror or PentaStar has made a decision or taken an action which will have a material adverse effect on the potential benefit to the Shareholders of the earn-out arrangements, the Shareholders' Agent shall so notify PentaStar (which notice shall also set forth the Shareholders' belief as to the potential adverse effect thereof) within 10 Business Days any Shareholder having knowledge of such decision or action, and PentaStar and the Shareholders' Agent shall thereafter attempt in good faith to determine the most appropriate course of action to mitigate such adverse effect, if any. The parties further agree that, absent willful conduct engaged in by the Acquiror and/or PentaStar with the sole purpose of materially adversely affecting the potential benefit to the Shareholders of the earn-out arrangements, neither the Acquiror nor PentaStar shall have any Liability to the Shareholders or any other Person arising from or relating to its or their conduct of the business of the Acquiror or any decisions made or actions taken with respect to the business of the Acquiror, including, without limitation, those of the type contemplated by clauses (C) or
(D) above.

         Nothing in this Agreement shall preclude PentaStar from simultaneously selling into the areas of the Acquiror's operations through other Subsidiaries or its own activities; provided, however, that, during the Earn-Out Periods only, PentaStar shall not call on, solicit, market to or sell to any Person which, as of the date of PentaStar's first contact with such Person, is an existing or prospective customer of the Acquiror. The Acquiror shall not call on, solicit, market to or sell to any Person which, as of the date of the first contact with such Person, is an existing or prospective customer of PentaStar. For purposes of the foregoing, an "existing customer" of PentaStar shall mean a Person to whom a sale has been made by, or involving as agent for the seller, PentaStar (including for this purpose any Person or business (other than the Company) acquired by PentaStar), through a Subsidiary or its own activities, within the three-year period prior to the Closing Date. For purposes of the foregoing, a "prospective customer" of PentaStar shall mean a Person whom PentaStar (including for this purpose any Person or business (other than the Company) acquired by PentaStar) through a Subsidiary or its own activities, has made a proposal to on or prior to the date on which the Acquiror first contacts such Person regarding a sale within the Acquiror's business. For the purposes of the foregoing, an "existing customer" of the Acquiror shall mean a Person to whom a sale has been made by, or involving as agent for the seller, the Company or the Acquiror, through a Subsidiary or their own activities, within the three-year period prior to the Closing Date. For purposes of the foregoing, a "prospective customer" of the Acquiror shall mean a Person whom the Company or the Acquiror has made a proposal to on or prior to the date on which PentaStar (including for this purpose any Person or business (other than the Company)


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acquired by PentaStar), through a Subsidiary or its own activities, first contacts such Person regarding a sale within the Pentastar's business.

                  (ii) As soon as reasonably practicable after the end of the applicable Earn-Out Period (or after the end of the applicable Expansion Earn-Out Period) and in any event within 60 days after the end of the applicable Earn-Out Period or Expansion Earn-Out Period (except in the case of the Cash Consideration Earn-Out Amounts, within 30 days of the end of the applicable Cash Consideration Earn-Out Period), PentaStar shall determine (A) the Earn-Out EBITA for the Earn-Out Period then ended (or the applicable Expansion EBITA) and (B) prepare a written calculation of the Cash Consideration Earn-Out Amount for the Earn-Out Period then ended (and the Earn-Out Amount in the case of Earn-Out Period Three (collectively, as to an Earn-Out Period, the "Earn-Out Financial Statements") (or of the applicable Expansion Earn-Out Amount (collectively, as to an applicable Expansion Earn-Out Period, the "Expansion Earn-Out Financial Statements")). PentaStar's determination under this Section 2.1(n)(ii) shall be made in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar and consistent with the financial statements of the Acquiror included in the audited or unaudited, as the case may be, financial statements used, or to be used, by PentaStar in its annual or quarterly reports filed with the SEC. As it specifically relates to the confirmation of installation of services, PentaStar shall, if necessary, use other resources in addition to Provider internal software system for tracking installations, including confirming installations with customers, qualified personnel within a Provider, the Acquiror's installation log books and any other resource which might augment the confirmation of installations and be acceptable to PentaStar as being in accordance with GAAP. PentaStar shall promptly provide a copy of the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements) to the Shareholders' Agent. Within 20 days after receipt of the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements), the Shareholders' Agent shall, in a written notice to PentaStar, either accept the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements) or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements) and the estimated amounts of and reasons under PentaStar's application of GAAP for such proposed adjustments. The failure by the Shareholders' Agent to object to the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements) within such 20-day period shall be deemed to be an acceptance by the Shareholders of the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements). If any adjustments to the Earn-Out Financial Statements (or the Expansion Earn-Out Financial Statements) are proposed by the Shareholders' Agent within such 20-day period, the dispute shall be resolved as provided in Section 2.1(o).

                  (iii)    (A)      Within 15 Business Days after the later of
the acceptance by the Shareholders of the Earn-Out Financial Statements pertaining to a Cash Consideration Earn-Out Amount, if any, or the resolution of any disputes under Section 2.1(o), as the case may be, PentaStar shall pay the Cash Consideration Earn-Out Amount, if any, to the Shareholders. The Cash Consideration Earn-Out Amount shall be paid in cash; provided, however, that PentaStar may pay a portion of the Cash Consideration Earn-Out Amount in PentaStar Common Stock (valued at the Fair Market Value) if, in the good faith opinion of PentaStar, based on advice of counsel, the payment of the Cash Consideration Earn-Out Amount in cash only will cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code.

                           (B)      Within 15 Business Days after the later of
the acceptance by the Shareholders of the Earn-Out Financial Statements pertaining to the Earn-Out Amount (or the Expansion Earn-Out Financial Statements pertaining to an Expansion Earn-Out Amount) or the resolution of any


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disputes under Section 2.1(o), as the case may be, PentaStar shall (1) pay the
Earn-Out Amount (or the Expansion Earn-Out Amount less the Expansion Earn-Out Escrow Deposit), if any, to the Shareholders (the time of such payment of the Earn-Out Amount (but not any Expansion Earn-Out Amount) being referred to as the "Second Closing") and (2) shall deposit with the Escrow Agent the Earn-Out Escrow Deposit (or the Expansion Earn-Out Escrow Deposit, as the case may be). If the Fair Market Value of PentaStar Common Stock at the time of the Second Closing is less than the Fair Market Value as of the Closing Date, the Earn-Out Amount (or the Expansion Earn-Out Amount), if any, shall be paid in PentaStar's sole discretion in cash or shares of PentaStar Common Stock which shall be valued at the Fair Market Value. If the Fair Market Value of PentaStar Common Stock at the time of the Second Closing is more than the Fair Market Value as of the Closing Date, the Earn-Out Amount (or the Expansion Earn-Out Amount), if any, shall be paid in shares of PentaStar Common Stock which shall be valued at the Fair Market Value.

                           (C)      If any portion of the Cash Consideration
Earn-Out Amount or the Earn-Out Amount (or the applicable Expansion Earn-Out Amount) is paid in PentaStar Common Stock, the number of shares of PentaStar Common Stock to be issued (which shall be rounded up to the nearest whole share, and PentaStar shall distribute to the Shareholders a share for any such fractional share as specified in Section 2.1(i)) shall be determined by dividing
(A) such portion of the Cash Consideration Earn-Out Amount or the Earn-Out Amount (or the applicable Expansion Earn-Out Amount) that is being paid in PentaStar Common Stock by (B) the Fair Market Value of a share of PentaStar Common Stock. The cash portion of the Cash Consideration Earn-Out Amount or the Earn-Out Amount (or the applicable Expansion Earn-Out Amount) shall be paid by wire transfer to an account or accounts designated by the Shareholders' Agent. Certificates representing any shares of PentaStar Common Stock issued in payment of the Cash Consideration Earn-Out Amount or the Earn-Out Amount less the Earn-Out Escrow Deposit (or the applicable Expansion Earn-Out Amount less the Expansion Earn-Out Escrow Deposit) shall be mailed to the Shareholders at the Shareholders' Agent's address for notice purposes under this Agreement.

                           (D)      On the date the Earn-Out Amount is paid, the
Shareholders shall deposit the Earn-Out Escrow Deposit with the Escrow Agent pursuant to the Escrow Agreement to be held under the Escrow Agreement until the Earn-Out Deposit Release Date, and PentaStar shall deliver such Earn-Out Escrow Deposit directly to the Escrow Agent. On the date which is 180 days after the end of the Earn-Out Period, PentaStar shall determine the Attributed Earn-Out Amount EBITA Shortfall and (1) an amount (not to exceed the Earn-Out Escrow Deposit) equal to five times the Attributed Earn-Out Amount EBITA Shortfall (or four times the Expansion Earn-Out Amount Escrow Deposit, as the case may be) shall be delivered from the Earn-Out Escrow Deposit and returned to PentaStar or
(2) cash equal to the Earn-Out Amount Accounts Receivable Shortfall shall be paid by the Shareholders, jointly and severally, to PentaStar; provided, however, that the Shareholders (as a group) shall have the right to elect between clause (1) or (2) at such time; and, provided further, that PentaStar may require the Shareholders, jointly and severally, to pay cash for the Earn-Out Amount Accounts Receivable Shortfall under clause (2) above if, in the good faith opinion of PentaStar, based on advice of counsel, the taking of shares from the Earn-Out Escrow Deposit would cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code. PentaStar shall promptly provide a copy of its calculation of the Earn-Out Amount Accounts Receivable Shortfall to the Shareholders' Agent. The failure by the Shareholders' Agent to object (which objection shall describe in reasonably specific detail any proposed adjustments to such calculation) to such calculation within 20 days after receipt thereof shall be deemed to be acceptance by the Shareholders of such calculation. For purposes of determining the number of PentaStar Shares deducted from the Earn-Out Escrow Deposit, if any, each of the shares of PentaStar Common Stock shall be valued at its Fair Market Value as of the date it is delivered from the Escrow Account. During the


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

time that any PentaStar Shares are held in the Earn-Out Escrow Deposit, the Shareholders shall have the right to vote such shares and shall have the economic benefit of any dividends paid on such shares. The Earn-Out Escrow Deposit shall be held and disbursed according to this Agreement and the Escrow Agreement. PentaStar and the Shareholders' Agent shall jointly give written instructions to the Escrow Agent as necessary to carry out the intent of this
Section 2.1(n)(iii)(D). If any of the uncollected receivables used in calculating the Attributed Earn-Out Amount EBITA Shortfall are collected subsequent to the release from the Earn-Out Escrow Deposit of the relevant shares to PentaStar, PentaStar will pay the cash proceeds of the subsequently collected receivables to the Shareholders.

                           (E)      On the date an Expansion Earn-Out Amount is
paid, the Shareholders shall deposit the Expansion Earn-Out Escrow Deposit corresponding thereto with the Escrow Agent pursuant to the Escrow Agreement to be held under the Escrow Agreement until the Expansion Earn-Out Deposit Release Date corresponding thereto, and PentaStar shall deliver such Expansion Earn-Out Escrow Deposit directly to the Escrow Agent. On the date which is 180 days after the end of the Expansion Earn-Out Period corresponding thereto, PentaStar shall determine the amount of the Attributed Expansion Earn-Out Amount EBITA Shortfall and (1) an amount (not to exceed the Expansion Earn-Out Escrow Deposit corresponding thereto) equal to four times such Expansion Earn-Out Amount Accounts Receivable Shortfall shall be delivered from the Expansion Earn-Out Escrow Deposit corresponding thereto and returned to PentaStar or (2) cash equal to such Expansion Earn-Out Amount Accounts Receivable Shortfall shall be paid by the Shareholders, jointly and severally, to PentaStar; provided, however, that the Shareholders (as a group) shall have the right to elect between clause (1) or (2) at such time; and, provided further, that PentaStar may require the Shareholders, jointly and severally, to pay cash for such Expansion Earn-Out Amount Accounts Receivable Shortfall under clause (2) above if, in the good faith opinion of PentaStar, based on advice of counsel, the taking of shares from such Expansion Earn-Out Escrow Deposit would cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code. PentaStar shall promptly provide a copy of its calculation of the Expansion Earn-Out Amount Accounts Receivable Shortfall to the Shareholders' Agent. The failure by the Shareholders' Agent to object (which objection shall describe in reasonably specific detail any proposed adjustments to such calculation) to such calculation within 20 days after receipt thereof shall be deemed to be acceptance by the Shareholders of such calculation. For purposes of determining the number of PentaStar Shares deducted from such Expansion Earn-Out Escrow Deposit, if any, each of the shares of PentaStar Common Stock shall be valued at its Fair Market Value as of the date it is delivered from the Escrow Account. During the time that any PentaStar Shares are held in such Expansion Earn-Out Escrow Deposit, the Shareholders shall have the right to vote such shares and shall have the economic benefit of any dividends paid on such shares. Any Expansion Earn-Out Escrow Deposit shall be held and disbursed according to this Agreement and the Escrow Agreement. PentaStar and the Shareholders' Agent shall jointly give written instructions to the Escrow Agent as necessary to carry out the intent of this Section 2.1(n)(ii)(E). If any of the uncollected receivables used in calculating the Attributed Expansion Earn-Out Amount EBITA Shortfall are collected subsequent to the release from the Expansion Earn-Out Escrow Deposit of the relevant shares to PentaStar, PentaStar will pay the cash proceeds of the subsequently collected receivables to the Shareholders.

                  (iv)     (A)      If a PentaStar Liquidity Event occurs prior
to the end of Earn-Out Period Three, then the Shareholders (as a group) shall have the option, exercisable by notice to PentaStar within three Business Days of notice from PentaStar to the Shareholders' Agent (which notice may be given by PentaStar at any time after it reasonably believes that the PentaStar Liquidity Event will occur even if it has not then been closed), of (1) using the Earn-Out EBITA for the 12-month period ending on the last day of the month preceding the month before the month in which the PentaStar Liquidity Event occurs (the "12-Month Period"; e.g., if the PentaStar Liquidity Event occurs on June 15, 2002, then the 12-Month Period would be the 12 months ended April 30, 2002) for purposes of calculating the deemed Earn-Out Amount for Earn-Out Period Three (even if the start of such deemed 12-Month Period is before the Closing of this transaction) or (2) receiving in lieu of the Earn-Out Amount, an amount equal to (x) 135% of the Acquiror's revenues (determined on a basis consistent with the principles set forth in the definition of EBITA) for the 12-Month Period, minus (y) the aggregate Purchase Price (whether escrowed or not) previously paid by PentaStar. If the Shareholders exercise their option pursuant to this Section 2.1(n)(v)(A), then the amount payable pursuant to this Section 2.1(n)(v)(A) shall be in full satisfaction of all Cash Consideration Earn-Out Amounts and the Earn-Out Amount and the Shareholders shall forfeit any right to receive any other consideration. If the Fair Market Value of PentaStar Common Stock at the time of the Second Closing is less than the Fair Market Value as of the Closing Date, the deemed Earn-Out Amount (or the deemed Expansion Earn-Out Amount), if any, shall be paid in PentaStar's sole discretion in cash or shares of PentaStar Common Stock which shall be valued at the Fair Market Value. If the Fair Market Value of PentaStar Common Stock at the time of the Second Closing is more than the Fair Market Value as of the Closing Date, the Earn-Out Amount (or the Expansion Earn-Out Amount), if any, shall be paid in shares of PentaStar Common Stock which shall be valued at the Fair Market Value.

                           (B)      If a PentaStar Liquidity Event occurs prior
to the end of any Expansion Earn-Out Period, then the Shareholders shall have the option, exercisable by notice to PentaStar within three Business Days of notice from PentaStar to the Shareholders' Agent (which notice may be given by PentaStar at any time it reasonably believes that a PentaStar Liquidity Event will occur even if it has not then been closed) of receiving in respect of the applicable Expansion Earn-Out Amount (1) an amount equal to 120% of Expansion Revenues for such Bay Area-based Expansion Office for the period from the first day of such Expansion Earn-Out Period until the last day of the last full month preceding the month in which the PentaStar Liquidity Event occurs, if such measurement period is less than three calendar months long, or (2) if such measurement period is three or more calendar months long, an amount equal to the Expansion Earn-Out Amount, determined by annualizing the actual Expansion EBITA and the actual Expansion Revenues for such measurement period. Pertaining to any amount payable pursuant to this Section 2.1(n)(v)(B), if the Fair Market Value of PentaStar Common Stock at the time of the Second Closing is less than the Fair Market Value as of the Closing Date, the Earn-Out Amount (or the Expansion Earn-Out Amount), if any, shall be paid in PentaStar's sole discretion in cash or shares of PentaStar Common Stock which shall be valued at the Fair Market Value. If the Fair Market Value of PentaStar Common Stock at the time of the Second Closing is more than the Fair Market Value as of the Closing Date, the Earn-Out Amount (or the Expansion Earn-Out Amount), if any, shall be paid in shares of PentaStar Common Stock which shall be valued at the Fair Market Value.

                           (C)      If the Shareholders do not exercise their
options pursuant to Sections 2.1(n)(v)(A) and (B), then PentaStar shall have the option, exercisable by notice to the Shareholders' Agent on or before the date of the PentaStar Liquidity Event, of paying to the Shareholders, in full satisfaction of its obligation to pay the Earn-Out Amount, all Cash Consideration Earn-Out Amounts and all Expansion Earn-Out Amounts, an amount equal to (1) two times the Earn-Out EBITA for the 12-Month Period, if the PentaStar Liquidity Event occurs on or before December 31, 2001, (2) the Earn-Out EBITA for the 12-Month Period, if the PentaStar Liquidity Event occurs between January 1, 2002 and December 31, 2002, or (3) one-half times the Earn-Out EBITA for the 12-Month Period, if the PentaStar Liquidity Event occurs between January 1, 2003 and June 30, 2004. If PentaStar exercises its option pursuant to this Section 2.1(n)(v)(C),


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

then the amount payable pursuant to clause (1), (2) or (3) above shall be in full satisfaction of all Cash Consideration Earn-Out Amounts, the Earn-Out Amount and all Expansion Earn-Out Amounts All amounts payable pursuant to this
Section 2.1(n)(v)(C) shall be paid within ten Business Days after the PentaStar Liquidity Event. Any PentaStar Shares delivered pursuant to this Section 2.1(n)(v)(C) shall not be subject to the contractual restrictions on transfer set forth in the first paragraph of Section 5.10.

                           (D)      If the Shareholders do not exercise their
options pursuant to Section 2.1(n)(v)(A)and (B) and PentaStar does not exercise its option pursuant to Section 2.1(n)(v)(C), then the earn-outs shall continue as set forth in Section 2.1(n).

                  (v) Upon agreement of PentaStar and the Shareholders' Agent, the Acquiror may, during the three- year period following the Closing Date, open additional geographic offices (which may be in any mutually agreed location in the United States) for its operations headquartered in Petaluma, California ("Bay Area-based Expansion Offices"). Any Bay Area-based Expansion Offices, shall be under Ms. O'Brien's direct management (so long as Ms. O'Brien is employed by the Acquiror), subject to PentaStar's control. All monies for the establishment and operation of any Bay Area-based Expansion Office shall come solely from the Acquiror's operations. Budgets (including compensation plans) for the Bay Area-based Expansion Offices shall be mutually constructed by PentaStar and Ms. O'Brien (so long as Ms. O'Brien is employed by the Acquiror). The Shareholders shall be paid the Expansion Earn-Out Amount with respect to each Bay Area-based Expansion Office.

         (o) Resolution of Disputes. If any adjustments to the Closing Date Balance Sheet, the Interim Period Cash Flow Statement, the Earn-Out Financial Statements, any Expansion Earn-Out Financial Statements, the calculation of the Earn-Out Amount Accounts Receivable Shortfall or the calculation of any Expansion Earn-Out Amount Accounts Receivable Shortfall are proposed by the Shareholders' Agent pursuant to Section 2.1(l) or 2.1(n), PentaStar and the Shareholders' Agent shall negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar shall retain the Denver, Colorado office of BDO Seidman LLC to resolve such dispute, which resolution shall be final and binding. The fees and expenses of BDO Seidman LLC shall be paid by the parties in accordance with the percentage allocation of any changes required to be made as a result of the dispute, as determined by BDO Seidman LLC. BDO Seidman LLC shall be retained under a retention letter that specifies that the determination by said firm of any such disputes shall be resolved in accordance with this Agreement (including the definitions set forth in this Agreement) by choosing the position of (i) PentaStar in the case of the Closing Date Balance Sheet, the Interim Period Cash Flow Statement, the Earn-Out Financial Statements, any Expansion Earn-Out Financial Statements, the calculation of the Earn-Out Amount Accounts Receivable Shortfall or the calculation of any Expansion Earn-Out Amount Accounts Receivable Shortfall or
(ii) the objecting party (as the objecting party's proposed adjustment position is specified in the objecting party's notice meeting the requirements of Section 2.1(l) or 2.1(n), as the case may be) under Section 2.1(l) or 2.1(n), as the case may be, without change, within 30 days of the expiration of the applicable 20-day period described in Section 2.1(l) or 2.1(n), as the case may be.

         2.2. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, via facsimile and overnight delivery, at the offices of Sherman & Howard L.L.C. at 9:00 a.m. Denver, Colorado time on October 29, 2001, or as soon thereafter as the conditions to closing set forth in Section 6 are satisfied (12:01 a.m. California time on the date upon which the Closing actually occurs being referred to as the "Closing Date").


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

         2.3. Deliveries at the Closing. At the Closing, (a) the Shareholder shall deliver or cause to be delivered to PentaStar the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.1 and (b) PentaStar shall deliver or cause to be delivered to the Shareholder the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.2.

3.       Representations and Warranties.

         3.1. Representations and Warranties of the Shareholders. The Shareholders, jointly and severally, represent and warrant to PentaStar and the Acquiror that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were then substituted for the date of this Agreement throughout this Section 3.1).

                  (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the nature of the business conducted by it or the properties owned, leased or operated by it make qualification and authorization not necessary in any other jurisdiction. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation (certified by the Secretary of State of California) and the bylaws of the Company, both as amended to date, which have been delivered to PentaStar by the Shareholders and are attached as Exhibits 3.1(a)(i) and 3.1(a)(ii), respectively, are complete and correct, and the Company is not in default under or in violation of any provision of its articles of incorporation or bylaws. The minute books (which contain the records of all meetings of or actions by the shareholders, the board of directors, and any committees of the board of directors) and the stock certificate books and the stock record books of the Company, copies of which have been delivered to PentaStar by the Shareholders, are true, correct and complete.

                  (b)      Ownership and Capitalization.

                           (i)      The authorized capital stock of the Company
consists of 5,000,000 shares of common stock, no par value and 500,000 shares of preferred stock, no par value. Each Shareholder owns, beneficially and of record, free and clear of any Encumbrance or Tax, the number of shares of the common stock, no par value, of the Company (the "Company Shares") set forth opposite such Shareholder's name in Section 2.1(k)(i), and the Company Shares reflected in Section 2.1(k)(i) constitute all of the issued and outstanding capital stock of the Company. The Company does not own, directly or indirectly, any shares of its capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, with no personal Liability attaching to the ownership thereof. Except as set forth on Exhibit 3.1(b)(i), there is no authorized or outstanding stock or security convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares of the Company's capital stock or any treasury stock, and the Company has not agreed to issue any security so convertible or exchangeable or any such option, warrant or other right. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to any capital stock of the Company. Except as set forth on Exhibit 3.1(b)(i), all of which the Shareholders shall cause to be terminated prior to Closing, there are no existing rights of first refusal, buy-sell arrangements, options, warrants, rights, calls, or other commitments or restrictions of any character relating to any of the Company Shares, except those restrictions on transfer imposed by the Securities Act and applicable state securities laws.

                           (ii)     Except as set forth on Exhibit 3.1(b)(ii),
the Company has no Subsidiaries and no capital stock, securities convertible into capital stock, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person. Each of the entities listed on Exhibit 3.1(b)(ii) is wholly-owned, directly or indirectly, by the Company, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth on Exhibit 3.1(b)(ii), and is qualified to do business as a foreign corporation and is in good standing in the states set forth on Exhibit 3.1(b)(ii), which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. No Person has any right to acquire any interest in any Subsidiary and there are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Each such Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (c) Authority; No Violation. Each Shareholder, and each relative or affiliate of the Company or of a Shareholder who is a party to any Other Seller Agreement, has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Shareholder, relative or affiliate is a party, and this Agreement constitutes, and the Other Seller Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, each such Shareholder, relative or affiliate who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby shall not
(i) violate any Legal Requirement to which the Company, any Shareholder, or any relative or affiliate of the Company or of any Shareholder who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such affiliate, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company, of any Shareholder, or of any such relative or affiliate pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company, any Shareholder or any such relative or affiliate is a party or by which the Company, any Shareholder, or any such relative or affiliate or any of their respective assets and properties is bound or subject. Except for notices that shall be given and consents that shall be obtained by the Shareholders prior to the Closing (each of which is set forth in Exhibit 3.1(c)), neither the Company, any Shareholder, nor any such relative or affiliate need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

         (d) Financial Statements; Absence of Liabilities. (i) The balance sheet of the Company as of June 30, 2001 (the "Latest Balance Sheet") and the related statement of income for the six-month period then ended, have been prepared in accordance with GAAP on a consistent basis and on a basis consistent with the accounting practices of PentaStar, are in accordance with the books and records of the Company (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of the Company in all material respects as of such dates and for each of the periods indicated. As of the date of such balance sheet, the Company had no Liability other than those set forth on such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i)(A). The expenses itemized on Exhibit 3.1(d)(i)(B) and reflected in the Company's financial performance for the six-month period ended June 30, 2001 shall not be realized on an on-going basis after the Closing Date.

                  (ii) Since the date of the Latest Balance Sheet, the Company has not incurred or become subject to any Liability other than Liabilities incurred in the ordinary course of business consistent with past practice. As of the Closing, the Company shall have no Liability (and there shall be no basis for the assertion of any Liability), except for the Retained Liabilities.

         (e)      Absence of Certain Agreements, Changes or Events.

                  (i) The Company is not, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement
(A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after the Closing Date.

                  (ii) Except as set forth on Exhibit 3.1(e)(ii), since January 1, 2001, the Company has not (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other Liabilities beyond stated, normal terms; (C) sold or otherwise transferred any of its assets or properties; (D) cancelled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $5,000 in the aggregate or accelerated the collection of any account or note receivable or Residual Payment Right; (E) changed in any significant manner the way in which it conducts its business (other than the distribution pursuant to Section 4.7 to the Shareholders of the Excluded Assets as set forth on Exhibit 3.1(e)(ii)(I));
(F), made or granted any individual wage or salary increase in excess of 10% or $1.00 per hour, any general wage or salary increase, or any additional benefits of any kind or nature; (G) except as otherwise expressly permitted by this
Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $5,000 individually or in the aggregate or (2) accelerated, terminated, delayed, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 individually or in the aggregate; (H) suffered any material adverse effect or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company (other than the Excluded Assets distributed pursuant to Section
4.7 to the Shareholders as set forth on Exhibit 3.1(e)(ii)(I) and payment to the Shareholders of the proportionate monthly amount of (1) their respective normal annualized salary due and payable during such period or (2) rent due under pre-existing real property leases between the Company and any Shareholder which are disclosed on Exhibit 3.1(g)(i)); or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I). Further, since July 1, 2001, the Company has maintained Operational Continuity.

                  (iii) Exhibit 3.1(e)(iii) sets forth (A) a single page summary of, and (B) a list of, all net orders booked (based on the increase in revenue for one-time and residual commissions) and all customer contracts entered into by the Company, and all orders installed, in each case by month, for the 12-month period from July 1, 1999 through June 30, 2000, July 1, 2000 through June 30, 2001 and the three month period from July 1, 2001 through September 30, 2001 (the "Most Recent Calendar Quarter") thereafter, and the current status of each such order, contract or installation for the Most Recent Calendar Quarter and (C) the average annual cancellation rate of ongoing services that the Company has incurred for the same periods.

                  (iv) Exhibit 3.1(e)(iv) provides signed copies of (A) the Company's one and only note to Barry Bisson (the "Bisson Note"), (B) the assignment of the Bisson Note to CRC Networks Inc. and (C) the consent by Barry Bisson to the assignment of the Bisson note to CRC Networks Inc. and the release by Barry Bisson of the Company from any obligation pertaining to the Bisson Note.

         (f)      Tax Matters.

                  (i) The Company has filed all Tax Returns that it was required to file prior to the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid when due. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (iii) To the best knowledge of the Shareholders, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. Exhibit 3.1(f)(iii) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1997.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) Neither the Company nor any of its shareholders has ever filed (A) an election pursuant to Section 1362 of the Code that the Company be taxed as an "S" corporation, except as set forth on Exhibit 3.1(f)(v), or (B) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not


                                     xviii
a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (vi) Exhibit 3.1(f)(vi) sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in the Acquired Assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Company.

         (g)      Assets and Properties.

                  (i) The Company has good and marketable title to, or a valid leasehold interest or interest as a lessee in, the assets and properties used or held for use by it located on the Premises or shown on the Latest Balance Sheet or acquired after the date thereof. As of the Closing, all of the Acquired Assets shall be owned by the Company, free and clear of all Encumbrances. The Company has not entered into any contract or made any commitment to sell all or any part of its assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Company, consistent with historical and current practices, other than the Excluded Assets. The Company owns or leases all equipment and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Company's business has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). All leases of real property between the Company and any shareholder, officer or director or any relative or affiliate thereof or of the Company are on fair market terms (including rent at fair market value). Neither any Shareholder, nor any relative or affiliate thereof or of the Company, own any asset, tangible or intangible, which is used in the Company's business, other than real property leased to the Company on fair market terms and at fair market value pursuant to leases set forth on Exhibit 3.1(g)(i).

                  (ii) The Premises constitute all of the real property, buildings and improvements used by the Company in its business. To the best knowledge of the Shareholders, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

                  (iii) No party to any lease with respect to any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

         (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h) is a correct and complete list setting forth the following items, to the extent such items relate to the Acquired Assets, the Assumed Liabilities or the business represented by Acquired Assets:

                  (i) the following contracts and other agreements in effect as of the date of this Agreement or as of the Closing Date to which the Company is a party or by which the Company is bound:

                           (A)      any agreement (or group of related
agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

                           (B)      any agreement pursuant to which the Company,
or any of any shareholder on behalf of the Company, has made a deposit in an amount greater than $5,000;

                           (C)      any agreement (or group of related
agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, result in a material loss to the Company or its business or involve consideration in excess of $5,000;

                           (D)      any agreement concerning a partnership or
joint venture;

                           (E)      any agreement (or group of related
agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                           (F)      any agreement concerning confidentiality or
noncompetition;

                           (G)      any agreement with any of its current or
former shareholders, directors or officers or any relative or affiliate thereof (other than the Company);

                           (H)      any profit sharing, stock option, stock
purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                           (I)      any collective bargaining agreement;

                           (J)      any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                           (K)      any agreement under which the Company has
advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                           (L)      any agreement obligating the Company to meet
another party's unspecified requirements for goods or services or obligating it to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                           (M)      any agreement under which the consequences
of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company or its business; or

                           (N)      any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $10,000.

                  (ii) All material claims, deposits, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

                  (iii) All material franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

                  (iv) Each item of Intellectual Property owned by the Company or which is used by the Company in its business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

                  (v) The name of each bank or other financial institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

         The Shareholders have delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the best knowledge of the Shareholders, any other party is in breach or default, and, to the best knowledge of the Shareholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (i)      Litigation; Compliance with Applicable Laws and Rights.

                  (i) There is no outstanding Order against, nor, except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Shareholders, threatened against, the Company, its assets or its business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

                  (ii) To the best knowledge of the Shareholders, except as set forth on Exhibit 3.1(i)(ii), neither the Company nor the Company's assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Shareholders, threatened against the Company alleging any such violation.

         (j) Notes and Accounts Receivable. The notes and accounts receivable of the Company reflected on its Latest Balance Sheet and all Residual Payment Rights of the Company, and all notes and accounts receivable and Residual Payment Rights arising on or prior to the Closing Date, arose and shall arise from bona fide transactions by the Company in the ordinary course of business and are valid receivables with trade customers subject to no setoffs or counterclaims.

         (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof or other damages in connection therewith. No service or product sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company since January 1, 1996, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

         (l) Insurance. The Company has policies of insurance covering (i) risk of loss on the Acquired Assets, (ii) products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage and (iii) business interruption, all, to the best knowledge of the Shareholders, with responsible and financially sound insurance carriers in adequate amounts and in compliance with applicable Legal Requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies shall remain in full force and effect until the Closing Date. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Shareholders, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and shall be paid on such policies through the Closing Date. The Company has been covered during the five years prior to the date of this Agreement by insurance which is, to the best knowledge of the Shareholders, in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. All claims made during such five-year period with respect to any insurance coverage of the Company, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l).

         (m)      Pension and Employee Benefit Matters.

                  (i) Exhibit 3.1(m)(i) lists each Employee Benefit Plan that is an Employee Welfare Benefit Plan (the "Company Welfare Plans") or is an Employee Pension Benefit Plan (the "Company Retirement Plans"). Correct and complete copies of each Employee Benefit Plan have been delivered to PentaStar by the Shareholders. No Employee Benefit Plan is a Multiemployer Plan. No Employee Pension Benefit Plan is a plan that is subject to the Plan Termination Insurance provisions of Title IV of ERISA.

                  (ii) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, has been so qualified during the period from its adoption to date, has been maintained and administered in compliance with its terms and with applicable Legal Requirements and in a manner that would not adversely affect its qualified status, and has received a currently effective determination letter (or a determination letter has been timely requested) from the Internal Revenue Service that the Plan is (or continues to be) currently qualified for federal income tax purposes. The Shareholders have delivered to PentaStar copies of such determination letters and any pending applications, and copies thereof have been attached hereto as part of Exhibit 3.1(m)(ii). Each trust in which Company Retirement Plan assets are held is exempt from Tax pursuant to Section 501(a) of the Code.

                  (iii) Exhibit 3.1(m)(iii) lists each employment, offer letter, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, reduced interest or interest free loans, mortgages, relocation assistance or post-retirement insurance, compensation or other benefits that: (A) is not an Employee Benefit Plan; (B) is entered into, maintained or contributed to, by the Company; and (C) covers any employee or former employee of the Company or any relative thereof. Such contracts, plans and arrangements as are described in this Section 3.1(m)(iii), are hereinafter referred to collectively as the "Benefit Arrangements." Copies and descriptions (including descriptions of the number and employment classifications of employees covered by each such Benefit Arrangement) have been delivered by the Shareholders to PentaStar and attached hereto as part of Exhibit 3.1(m)(iii). Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements prescribed by any and all Legal Requirements that are applicable to each such Benefit Arrangement.

                  (iv) No Company Welfare Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code.

                  (v) There have been no prohibited transactions with respect to any Employee Benefit Plan. No "Fiduciary" (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the best knowledge of the Shareholders is threatened. The Shareholders have no knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                  (vi) The Company does not maintain and has never maintained nor contributes, or ever has contributed, or ever has been required to contribute, to any Company Welfare Plan providing health or medical benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B). No condition exists that would prevent the Company from amending or terminating any Company Welfare Plan or Benefit Arrangement providing health or medical benefits in respect of any active or retired employees of the Company.

                  (vii) Any Company Welfare Plan that is a "group health plan" (as defined in Code Section 5000(b)(l)) has been administered in accordance with the requirements of Part 6 of Subtitle B of Title


                                     xxiii

I of ERISA and Code Section 4980B and nothing done or omitted to be done in connection with the maintenance or administration of any Company Welfare Plan that is a "group health plan" has made or shall make the Company subject to any liability under Title I of ERISA, excise Tax Liability under Code Section 4980B or has resulted or shall result in any loss of income exclusion for a participant under Code Sections 105(h) or 106.

                  (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(a)(l) of the Code.

                  (ix) The Company has made, before the date of this Agreement, all required contributions and premium payments under each Employee Benefit Plan and Benefit Arrangement for all completed fiscal years including contributions that may not by law have otherwise been required to be made until the due date for filing the Tax Return for any completed fiscal year.

         (n)      Employees and Labor.

                  (i) The Company has not received any notice, nor, to the best knowledge of the Shareholders, is there any reason to believe that any Key Employee of the Company or any group of employees of the Company has any plans to terminate his, her or its employment with the Company. To the best knowledge of the Shareholders, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Company prior to the Closing Date and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing Date. The Company shall not be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. The Company does not have any labor relations problems or disputes, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company is not a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company.

                  (ii) Exhibit 3.1(n)(ii) lists (A) the name of each salesperson (whether such salesperson was an employee or independent contractor) of the Company who has left the employment of the Company in the 12-month period prior to the date of this Agreement, (B) the date such salesperson left the employment of the Company and (C) the dollar amount of orders booked by the Company during the 12-month period prior to the date such salesperson left the employment of the Company which were attributable to such salesperson or for which such salesperson was responsible.

         (o) Customer and Service Provider Relationships. Exhibit 3.1(o)(i) lists each customer (a "Principal Customer") and each referral source (a "Principal Referral Source") that individually or with its affiliates accounted, as a customer or as a referral source, for 5% or more of the Company's revenues during the 12-month period ended June 30, 2001. Exhibit 3.1(o)(ii) lists each Person who is a service provider (including Cable & Wireless, Pac-Bell and New
Edge) to the Company's customers, or a Sub-Agent of the Company, as of the date of this Agreement (the "Principal Providers"). The Company has good commercial working relationships with its Principal Customers, Principal Referral Sources and Principal

Providers and since July 1, 2000, no Principal Customer, Principal Referral Source or Principal Provider has cancelled or otherwise terminated its relationship with the Company, materially decreased its purchases from the Company or such providers, its referrals to the Company or its services supplied to the Company or its customers, or threatened to take any such action. The Company and the Shareholders have no basis to anticipate any problems with or loss of business with respect to the Company's customer, referral source, service provider or Sub-Agent relationships. To the best knowledge of the Shareholders, no Principal Customer, Principal Referral Source or Principal Provider has any plans to terminate their relationship with or referrals to the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not adversely affect the relationship of the Company with any Principal Customer, Principal Referral Source or Principal Provider prior to the Closing Date or of the Acquiror or PentaStar with any Principal Customer, Principal Referral Source or Principal Provider after the Closing Date. Certain Principal Providers (including, AT&T, SBC, Inc. and Sprint) have not yet agreed to the assignment of the Company's agency relationships, contracts or contract rights to PentaStar. After the Closing, the Shareholders and PentaStar will continue to use commercially reasonable efforts to have unassigned contracts assigned to PentaStar. However, there can be no assurance that the remaining contracts will be assigned and the Shareholders make no representation, warranty or indemnification that they will be assigned.

         (p) Environmental Matters. The Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated the Premises and all other real property and facilities presently or previously owned, occupied, used or operated by the Company, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. The Company has no Liability under any Environmental Obligation, nor is there any basis for any such Liability.

         (q) Intellectual Property. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h). To the best knowledge of the Shareholders, the continued operation of the business of the Company as currently conducted shall not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Shareholders, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Neither the Company nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's business. No claims are pending or, to the knowledge of the Shareholders, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Shareholders, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement shall not result in the loss or material diminution of any such Intellectual Property or rights in Intellectual Property.

         (r) Year 2000 Warranty. To the best knowledge of the Shareholders, the computer software owned by the Company and all other Intellectual Property used or held for use by the Company in its business accurately processes and has accurately processed date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years

1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholders and the Company have no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (i) developed or (ii) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

         (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), neither the Company nor any Shareholder has, and shall not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (t) Guaranties. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

         (u) Investment Representations. (i) Each Shareholder is acquiring the shares of PentaStar Common Stock to be issued to the Shareholder pursuant to this Agreement (the "PentaStar Shares") for the Shareholder's own account and not on behalf of any other Person; each Shareholder is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) each Shareholder (or, if the Shareholder is not an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, the Shareholder through the Shareholder's purchaser representative ("Purchaser Representative") as duly designated pursuant to documentation delivered and reasonably satisfactory to PentaStar on or before the execution of this Agreement (the "Purchaser Representative Documents")) has been furnished all information that the Shareholder deems necessary to enable the Shareholder (and the Shareholder's Purchaser Representative, if the Shareholder is not an "accredited investor") to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on Exhibit 3.1(u)(ii), the Regulation FD Nondisclosure Agreement dated October 25, 2001 between PentaStar and the Shareholders and PentaStar's Regulation FD Nondisclosure Agreement letter to the shareholders dated October 25, 2001; each Shareholder (and the Shareholder's Purchaser

Representative, if the Shareholder is not an "accredited investor") has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.1(u)(ii), the Regulation FD Nondisclosure Agreement dated October 25, 2001 between PentaStar and the Shareholders and PentaStar's Regulation FD Nondisclosure Agreement letter to the shareholders dated October 25, 2001, and all such questions, if any, have been answered to the full satisfaction of the Shareholder (and the Shareholder's Purchaser Representative, if the Shareholder is not an "accredited investor"); (iii) no Person other than each Shareholder has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Shareholder; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Shareholder; (iv) each Shareholder (or the Shareholder's Purchaser Representative, if the Shareholder is not an "accredited investor") has such knowledge and experience in financial and business matters (including knowledge and experience in the business and proposed business of PentaStar) that the Shareholder (or the Shareholder's Purchaser Representative, if the Shareholder is not an "accredited investor") is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and each Shareholder is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) each Shareholder has adequate means of providing for the Shareholder's current needs and has no need for liquidity in the Shareholder's investment in the PentaStar Shares; each Shareholder has no reason to anticipate any material change in the Shareholder's financial condition for the foreseeable future; (vi) each Shareholder is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Shareholder shall realize any gain from this investment, and that the Shareholder could lose the total amount of its investment; (vii) each Shareholder understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) each Shareholder is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (ix) except as set forth herein, no representations or warranties have been made to any Shareholder (or the Shareholder's Purchaser Representative, if the Shareholder is not an "accredited investor") by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Shareholder is not relying upon any information, other than from the results of independent investigation by the Shareholder (or the Shareholder's Purchaser Representative, if the Shareholder is not an "accredited investor"); and (x) each Shareholder understands that the PentaStar Shares are being offered to the Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein (and in the Purchaser Representative Documents, if applicable) in order to determine the applicability of such exemptions and the suitability of the Shareholder to acquire the PentaStar Shares; and (xi) each Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Exhibit 3.1(u)(xi) sets forth the Shareholder's state of residency.

         All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.10:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT


                                     xxvii

SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         (v) Disclosure. None of the documents or information provided to PentaStar by the Company, any Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in
Section 3.1, contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects the business, condition, affairs or operations of the Company or any of its assets or properties which has not been set forth in this Agreement or such Exhibits, including such financial statements.

         Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Shareholders acknowledge and agree that the fact that they have made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Acquiror shall not relieve the Shareholders of their obligation pursuant to
Section 7 of this Agreement to indemnify and hold PentaStar and the Acquiror harmless from Adverse Consequences as required by Section 7.

         3.2. Representations and Warranties of PentaStar. PentaStar represents and warrants to the Shareholders that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

         (a) Organization, Good Standing, Power, Etc. Each of PentaStar and the Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the businesses conducted by it or the properties owned, leased or operated by it make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

         (b)      Capitalization.

                  (i) The authorized, issued and outstanding shares of the capital stock of PentaStar are as set forth on Exhibit 3.2(b)(i).


                                     xxviii

                  (ii) At the time of issuance thereof and delivery to a Shareholder, the PentaStar Shares to be delivered to such Shareholder pursuant to this Agreement shall be duly authorized and validly issued shares of PentaStar's Common Stock, and shall be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which a Shareholder is a party.

                  (iii) All of the issued and outstanding capital stock of the Acquiror is owned by PentaStar.

         (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that shall be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

         (d)      SEC Filings; Financial Statements.

                  (i) PentaStar has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. As of the respective dates of their filing with the SEC, the SEC Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Each of the historical consolidated financial statements of PentaStar (including any related notes or schedules) included in the SEC Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the applicable rules and regulations of the SEC. Such financial statements fairly present in all material respects the consolidated financial position of PentaStar and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments).

         (e)      Certain Principal Providers.

                  (i) Certain Principal Providers (including, AT&T, SBC, Inc. and Sprint) have not yet agreed to the assignment of the Company's agency relationships, contracts or contract rights to PentaStar.

After the Closing, the Shareholders and PentaStar will continue to use commercially reasonable efforts to have unassigned contracts assigned to PentaStar. However, there can be no assurance that the remaining contracts will be assigned and PentaStar makes no representation, warranty or indemnification that they will be assigned.

         3.3. Survival of Representations. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for three years , except that the Liabilities of the Shareholders with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(f), 3.1(m), 3.1(p), 3.1(q), 3.1(u) and
3.1(v) and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.2(a), 3.2(b) and 3.2(c) shall survive without termination, and except that the Liabilities of PentaStar with respect to the representations and warranties set forth in Section 3.2(d) shall survive the Closing for six months.

         3.4. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof shall in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Shareholders, inquiry of the applicable employees of the Company, with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         4.1. General. Each of the parties shall use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholders shall, and shall cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

         4.2. Operation and Preservation of Business. The Shareholders shall not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside the ordinary course of its business consistent with past practice; provided, however, that in no event shall any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of a Shareholder. The Shareholders shall cause the Company to keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, Sub-Agents, lessors, licensors and employees, intact.

         4.3. Full Access. The Shareholders shall cause the Company to permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

         4.4. Notice of Developments. The Shareholders shall give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of the Company. No such written notice, however, shall be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         4.5. Exclusivity. No Shareholder shall, and the Shareholders shall not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Shareholder shall vote shares of the Company's stock in favor of any such transaction. The Shareholders shall notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         4.6. Announcements; Securities Law Restrictions. Prior to the Closing, neither any Shareholder nor the Company shall disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except (and only to the extent) previously publicly announced by PentaStar or to obtain consents required by this Agreement. Further, neither any Shareholder nor the Company shall violate the United States securities laws which restrict the Shareholders and the Company, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         4.7.     Closing Date Liabilities and Excluded Assets.

                  (a) Prior to the Closing Date, the Shareholders shall pay, or shall cause the Company to pay prior to the Closing Date, in full all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet; provided, however, that no funds received in respect of accounts receivable, notes receivable or Residual Payment Rights described in
Section 2.1(k)(i)(A)(1) shall be used for such purpose. Effective as of immediately prior to the Closing Date, the Shareholders hereby assume all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet without further action by the Shareholders, the Company or any other Person.

                  (b) Prior to the Closing Date, the Shareholders shall have caused the Company to distribute to the Shareholders the Excluded Assets.

         4.8. Conveyance of Shareholder Property. Prior to the Closing Date, each Shareholder shall convey, and shall cause each relative or affiliate of the Company or of any Shareholder to convey, to the Company, free and clear of any Encumbrance or Tax, all of any Shareholder's and each such relative's or affiliate's right, title and interest to any tangible or intangible asset (excluding real property, improvements and fixtures, other than trade fixtures) which is used by the Company and owned or leased by any Shareholder or relative or affiliate of the Company or of any Shareholder (the "Shareholder Property"). In the event that any of the Shareholder Property is leased rather than owned by a Shareholder or relative or affiliate of the Company or of a Shareholder, the Shareholders shall cause the lessee thereof to purchase such property prior to the Closing Date in order to be able to convey it to the Company as required by this Section.

         4.9. Conveyance of Capital Lease Property. Prior to the Closing Date, the Company shall purchase from the lessors thereof all of the property identified on Exhibit 4.9 (which is held under capital, rather than operating, leases) (the "Capital Lease Property"), so that the Capital Lease Property is owned by the Company immediately prior to the Closing as an Acquired Asset, free and clear of any Encumbrance or Tax.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

         5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

         5.2. Transition. No Shareholder shall take any action at any time that is designed or intended to have the effect of discouraging any customer, service provider, Sub-Agent, lessor, licensor, employee or other business associate of the Company from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

         5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Acquired Assets or the Company's business, each of the other parties shall cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7 or unless the dispute is between the parties to this Agreement).

         5.4. Confidentiality. The Shareholders shall treat and hold as confidential all Confidential Information concerning PentaStar, the Company's business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

         5.5. Post-Closing Announcements. Following the Closing, no Shareholder shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of PentaStar.

         5.6.     Financial Statements.


                                     xxxii

                  (a) Shareholder Assistance. The Shareholders shall, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing management representation letters reasonably requested by PentaStar's auditors. The Shareholder acknowledge that PentaStar may be required by applicable Legal Requirements to include audited financial statements with respect to the business of the Company in reports filed with the SEC and other governmental agencies and that the inability to audit the financial statements as of the Effective Date promptly after the Closing could have a material adverse effect on PentaStar. PentaStar and the Acquiror shall make available to the Shareholders such existing books and records of the Company as are required by the Shareholders to fulfill their obligations under this Section 5.6(a).

                  (b) Acquiror Reporting. The Acquiror shall produce and deliver to PentaStar historical and on-going financial statements, monthly management plan and review reports and annual budget/forecasts, in form and substance acceptable to PentaStar. The monthly management plans and review reports shall contain an analysis of the Acquiror's sales activity, including a sales forecast and an analysis of order activity for the preceding month which shall detail and summarize new orders, cancellations, installations and month-end backlog. Additionally, the Acquiror shall prepare and deliver to PentaStar monthly calculations of revenue (installed orders for up-front commissions and residual payments received for residual commissions), using PentaStar's GAAP method of accounting and revenue recognition for the month, commission expense incurred associated with those revenues, and all other direct and other expenses of the Acquiror for such month and an initial calculation of EBITA (however such calculation shall not be binding on any party for purposes of determining any Cash Consideration Earn-Out Amount, the Earn-Out Amount or any Expansion Earn-Out Amount, which shall be determined as set forth in Section 2.1(n)). The Acquiror shall also prepare and deliver to PentaStar monthly calculations, using PentaStar's GAAP method of accounting, showing cash, accounts receivable, net fixed assets and any other assets, accrued commissions, accounts payable and any other Liabilities and a month-end balance sheet for the Acquiror. Other financial statement calculations may be required of the Acquiror to comply with PentaStar's reporting obligations under applicable securities laws as a public company and to assist in any audit activities PentaStar needs to engage in for earn-out calculations, lender covenant purposes or other typical types of reports necessary for overall corporate governance and operations. The Acquiror shall also produce, under the supervision of the Shareholders' Agent (so long as the Shareholders' Agent is employed by the Acquiror), the Earn-Out Amount Accounts Receivable Detail List and the Expansion Earn-Out Amount Accounts Receivable Detail List and submit such Lists to PentaStar within 15 Business Days after the end of Earn-Out Period Three or the applicable Expansion Earn-Out Period, as the case may be, for PentaStar's use in connection with Sections 2.1(n)(iii)(D) and (E), as the case may be.

                  (c) PentaStar Reporting. PentaStar shall consolidate the above, appropriately prepared financial statements into overall financial statements of PentaStar for reporting obligations under applicable securities laws, including the preparation and filing of annual and quarterly reports, lender covenant purposes and other typical types of reports necessary for overall corporate governance and operations.

         5.7.     Satisfaction of Liabilities.

                  (a) Promptly following the Closing, the Shareholders, jointly and severally, shall pay when due all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet to the extent not previously paid and any Taxes attributable to the transactions contemplated by this Agreement. In addition, any and all Taxes attributable to the assumption of the Closing Date


                                     xxxiii

Liabilities under Section 4.7(a) or to the distribution of the Excluded Assets under Section 4.7(b), and to any pre-Closing distribution or dividend of assets, including, without limitation, any recognition by the Company of taxable income or gain with respect to the distribution or dividend of the Excluded Assets or any pre-Closing distribution or dividend of assets, shall be Closing Date Liabilities and shall be paid in full by the Shareholders, jointly and severally, and neither the Company nor PentaStar shall have any Liability with respect thereto.

                  (b) The Shareholders, at their expense, promptly shall take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing Date with any Legal Requirement, upon receipt of notice from PentaStar at any time.

                  (c) The Acquiror shall pay and perform, as and when due (except to the extent the validity thereof or the Liability therefor is being contested by the Acquiror), the Retained Liabilities.

         5.8. Repurchase of Unpaid Receivables. The Shareholders, jointly and severally, guarantee that the Closing Accounts Receivable, net of any reserve established on the Latest Balance Sheet in accordance with GAAP on a basis consistent with the accounting practices of PentaStar, shall be fully paid to the Acquiror in accordance with their terms at their recorded amounts not later than 180 days from the Closing Date. Upon demand by PentaStar at any time after 180 days from the Closing Date, the Shareholders, jointly and severally, shall pay to the Acquiror the full amount of any unpaid Closing Accounts Receivable which is the subject of such demand. Upon such payment to the Acquiror, the Closing Accounts Receivable which are so paid for by the Shareholders shall, without further action of any party, become the property of the Shareholders, who may pursue collection thereof; provided, however, that the Shareholders shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror or PentaStar. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) shall apply its standard accounts receivable collection procedures to the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar shall not be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that any failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent shall not relieve the Shareholders from their guarantee of the Closing Accounts Receivable as described in this Section 5.8.

         5.9. Termination of Obligations. Effective as of the Closing Date, the Surviving Corporation shall not have any Liability to any Shareholder or any relative or affiliate thereof or of the Company, except as otherwise provided in this Agreement or in an Other Seller Agreement. Effective as of the Closing Date, no Shareholder shall have any Liability to the Surviving Corporation, except as otherwise provided in this Agreement, in an Other Seller Agreement or in any other written agreement entered into on or after the Closing Date.

         5.10. Transfer Restrictions. Unless otherwise agreed by PentaStar, except for transfers by a Shareholder to (a) immediate family members of the Shareholder who agree to be bound by the restrictions set forth in this Section
5.10 (and a copy of such agreement is furnished to PentaStar prior to the transfer), (b) trusts, limited partnerships or other estate planning entities for the benefit of the Shareholder or family members of the Shareholder, the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity of which agree to be bound by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), or (c) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code and such organization agrees to be bound


                                     xxxiv
by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), each Shareholder agrees that the Shareholder shall not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Shareholder pursuant to this Agreement. Thereafter, each Shareholder may sell, assign, exchange, transfer, pledge or otherwise dispose of any of the PentaStar Shares received by the Shareholder pursuant to this Agreement at any time, and an additional number of the PentaStar Shares already received pursuant to this Agreement which, equals 50% of the total PentaStar Shares received pursuant to this Agreement by the Shareholder, may be resold by the Shareholder beginning 24 months after the Closing. Any remaining PentaStar Shares may not be sold until the earlier to occur of (w) the sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding equity securities of the surviving or resulting entity) at which time all of the PentaStar Shares shall no longer be subject to selling restrictions or (x) October 29, 2004 (the earlier to occur of (w) or (x) being referred to as a "PentaStar Liquidity Event") at which time all of the PentaStar Shares shall no longer be subject to selling restrictions. Certificates for the PentaStar Shares delivered to the Shareholders pursuant to the Agreement shall bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER ENTERED INTO ON OCTOBER 29, 2001, (THE "AGREEMENT") BY AND AMONG THE ISSUER, PENTASTAR ACQUISITION CORP. XII, CARRIERDESIGNS.COM INC AND THE SHAREHOLDER OF CARRIERDESIGNS.COM INC PRIOR TO THE EXPIRATION OF THE HOLDING PERIODS SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

         PentaStar shall issue separate certificates to the Shareholders representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.10.

         The restrictions set forth above in this Section 5.10 shall be in addition to any restrictions on transfer set forth in Section 3.1(u) or imposed by the Securities Act and applicable state securities laws. The Shareholders also agree to comply with such restrictions.

         5.11. Tax Returns. The Shareholders shall be responsible for the timely filing (but in any event not later than the earlier of the date required by applicable Legal Requirement or 120 days of the Closing Date) of the Company's Tax Returns for the 2000 tax year and the short tax year from January 1, 2001 through the Closing Date and for the timely payment of all income, franchise, sales or other Taxes relating to those periods. The Acquiror shall make the books and records of the Company available to the Shareholders' Agent as required for the preparation of such Tax Returns or for any subsequent audit or examination of any Tax Return of the Company for any period ending with or prior to the Closing Date. The Acquiror shall notify the Shareholders' Agent of any inquiry, audit or examination of which PentaStar receives notice relating to the Company's Tax Returns for any period ending with or prior to the Closing Date and the Shareholders' Agent shall have the right, subject to Section 7, to control the defense and settlement of any such inquiry, audit or examination. PentaStar shall not file any amended Tax Return for the Company for any period ending with or prior to the Closing Date without the consent of the Shareholders' Agent, unless required to do so by applicable Legal Requirement. The Shareholders shall afford PentaStar a reasonable opportunity to review any new or amended Tax Return for the Company proposed to be filed by the Shareholders hereunder and shall not file any such Tax Return unless and until it is approved by PentaStar, such approval not to be unreasonably withheld. The Shareholders shall not make any election or take any other action on any such return that would increase the Tax Liability of PentaStar or the Acquiror for periods after the Closing Date. Further, the Shareholders shall cooperate with PentaStar in connection with PentaStar's submissions, if any, of Tax clearance requests to various state and local Taxing authorities to which the Company may be subject and shall cooperate with such authorities to facilitate the issuance of all necessary Tax clearances required by applicable Legal Requirement, if any. If, at any time after the Closing Date, Acquiror receives any Tax refunds related to any period prior to the Closing Date, the amount of the refund shall be payable from the Acquiror to the Shareholders.

         5.12. Sales Commissions. Neither any Shareholder nor any relative or affiliate of any Shareholder may receive from the Acquiror sales commissions or other remuneration in respect of sales made by the Acquiror, except for those Shareholders who are employed by Acquiror after the Closing Date.

         5.13. Tax Clearance Certificate. As soon as practicable after the Closing but in no event later than 75 days after the Closing, the Shareholders will deliver to PentaStar tax clearance certificates, or equivalent documents, issued by the State of California for use by PentaStar in connection with the Merger of the Company into the Acquiror. The Shareholders will be responsible for any costs, including, without limitation, Taxes payable in respect of the period through the Closing Date, due in the course of obtaining such tax clearance certificates, or equivalent documents, and will indemnify PentaStar for any Liability arising out of the Shareholders inability to obtain such documents. Upon receipt of such tax clearance certificates, or equivalent documents, PentaStar will cause the California Certificate of Merger to be filed with the State of California effective as of the Closing Date.

6.       Conditions to Closing.

         6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a) the Shareholders' representations and warranties shall be correct and complete at and as of the Closing Date and the Closing, and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar;

                  (b) the Shareholders shall have performed and complied with all of their covenants hereunder through the Closing;

                  (c) the Shareholders shall have given, or shall have caused the Company to give, all notices and shall have procured, or shall have caused the Company to procure, all of the third-party consents, authorizations and approvals required to consummate the transactions contemplated by this Agreement, including the Transaction, all in form and substance reasonably satisfactory to PentaStar;


                                     xxxvi

                  (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an Order has been sought which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the acquired business, and no such Order shall be in effect;

                  (e) there shall have been no adverse change in the Company, the Acquired Assets or the Company's business between the date of execution of this Agreement and the Closing;

                  (f)      the Shareholders shall have delivered to PentaStar
(i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects, (ii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's jurisdiction of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation;

                  (g) the Other Seller Agreements shall have been executed and delivered by the parties thereto other than PentaStar and the Acquiror;

                  (h) PentaStar and the Acquiror shall have received from counsel to the Shareholders an opinion in form and substance as set forth in
Exhibit 6.1(h) addressed to PentaStar and the Acquiror and dated as of the Closing;

                  (i) PentaStar shall have completed its due diligence with respect to the Company with results satisfactory to PentaStar;

                  (j) the owners of the real property underlying the Premises leases, and each Person having an Encumbrance on such property, shall have executed and delivered estoppel, nondisturbance and landlord waiver agreements relating thereto satisfactory to PentaStar;

                  (k) financing necessary for the consummation of the transactions contemplated hereby and the operation of the acquired business shall be available to the Acquiror on terms and conditions satisfactory to PentaStar;

                  (l) PentaStar shall have received from the Shareholders UCC, lien, litigation and judgment searches with respect to the Company and evidence of the termination of all Encumbrances filed against the Company or any Acquired Assets;

                  (m) PentaStar shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

                  (n) stock certificates representing the Company's Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, shall have been delivered by the Shareholders to PentaStar;

                  (o) the Shareholders shall have delivered to PentaStar possession and control of the Company and the Acquired Assets, including, without limitation, all stock certificate books, minute books, corporate seals, and all other corporate and financial records of the Company; and


                                     xxxvii

                  (p) the Shareholders shall have delivered, or caused the Company to deliver, to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

PentaStar may waive any condition specified in this Section 6.1 at or prior to the Closing.

         6.2. Conditions to Obligation of the Shareholders. The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a) PentaStar's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing;

                  (b) PentaStar shall have performed and complied with all of its covenants hereunder through the Closing Date;

                  (c) PentaStar shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in Sections 6.2(a) through (b) is satisfied in all respects;

                  (d) the Other PentaStar Agreements shall have been executed and delivered by PentaStar and the Acquiror, as applicable;

                  (e) and the Shareholders shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(e), addressed to the Shareholder and dated as of the Closing; and

                  (f) The Acquiror shall have paid, issued and deposited the portion of the Purchase Price due at the Closing pursuant to Section 2.1.

The Shareholders' Agent may waive any condition specified in this Section 6.2 at or prior to the Closing.

7.       Remedies for Breaches of This Agreement.

         7.1. Indemnification Provisions for Benefit of PentaStar and the Acquiror.

                  (a) If any Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges any fact that, if true, would mean any Shareholder has breached) any of the representations or warranties of any Shareholder contained herein and PentaStar gives notice thereof to the Shareholders' Agent within the Survival Period, or if any Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges any fact that, if true, would mean any Shareholder has breached) any covenants of any Shareholder contained herein or any representations, warranties or covenants of the Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholders' Agent, then the Shareholders agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period; provided, however, that the aggregate indemnification obligation of the


                                    xxxviii

Shareholders for breaches of representations and warranties contained in this Agreement shall be limited to the amount of the Purchase Price plus the amount of the Retained Liabilities described in clause (b) of the definition thereof. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Acquiror, such representations and warranties shall not be qualified (other than by the references to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Shareholders also agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company or any Shareholder not included in the Retained Liabilities or (ii) any condition, circumstance or activity existing prior to the Closing Date which relates to any Legal Requirement or any act or omission of the Company or any current or former shareholder of the Company or any predecessor with respect to, or any event or circumstance related to, the Company's, any current or former shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Excluded Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of
(i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which the Shareholders did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing Date. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement. If PentaStar or the Acquiror is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Shareholders in that action and have its right to indemnification adjudicated by the court.


                                     xxxix

         7.2. Indemnification Provisions for Benefit of the Shareholders. If PentaStar breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholders' Agent gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar or the Acquiror breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean PentaStar or the Acquiror has breached) any of its respective covenants contained herein or any of its respective representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholders' Agent gives notice thereof to PentaStar, then PentaStar or the Acquiror, as the case may be, agrees to indemnify and hold harmless the Shareholders from and against any Adverse Consequences the Shareholders may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach by such Person, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.2 and in determining the amount of Adverse Consequences suffered by the Shareholders for purposes of this Section 7.2, such representations and warranties shall not be qualified (other than those set forth in Section 3.2(d)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement. If a Shareholder is sued in an action relating in whole or in part to a claim against which he or she is or may be entitled to indemnification hereunder, he or she may, at its option, join PentaStar or the Acquiror, as the case may be, in that action and have the Shareholder's right to indemnification adjudicated by the court.


         7.3.     Matters Involving Third Parties.

                  (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party shall notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief,
(iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified xl

Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

         7.4. Right of Offset. PentaStar and the Acquiror shall have the right to offset any Adverse Consequences either of them may suffer or any amounts due to either of them hereunder or under any Other Seller Agreement against any amounts payable or shares of PentaStar Common Stock issued or to be issued pursuant to this Agreement or any Other Seller Agreement to any Shareholder or any relative or affiliate of a Shareholder at or after the Closing. For purposes of effecting any offset against shares of PentaStar Common Stock, such shares shall be valued at their Fair Market Value as of the date the set-off is effected by PentaStar or the Acquiror.

         7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8.       Termination.

         8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

                  (a) PentaStar and the Shareholders' Agent may terminate this Agreement by mutual written consent at any time prior to the Closing;


                                      xli

                  (b) PentaStar may terminate this Agreement by giving written notice to the Shareholders' Agent at any time prior to the Closing (i) in the event any Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholders' Agent of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before November 1, 2001 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way); or

                  (c) the Shareholders' Agent may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) if PentaStar has breached any representation, warranty or covenant contained in this Agreement in any material way, the Shareholders' Agent has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before November 1, 2001 because of the failure of any condition precedent to the Shareholders' obligations to consummate the Closing (unless the failure results primarily from any Shareholder breaching any representation, warranty or covenant contained in this Agreement in any material way).

         8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 shall in no way limit any Liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party shall be entitled to seek all relief to which it is entitled under applicable Legal Requirement.

         8.3. Confidentiality. If this Agreement is terminated, each party shall treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9.       Miscellaneous.

         9.1. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         9.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Shareholder may assign this Agreement nor any of its, his or her rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by applicable Legal Requirement, including, without limitation, to any debt or equity financing source.


                                      xlii

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures shall be treated as original signatures for all purposes.

         9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:


                                     xliii

         If to any Shareholder:               Copy to:

         Addressed to the                     Law Office of Jay M. Behmke
         Shareholders' Agent at:              930 Valley View Drive
         411 B Street                         Healdsburg, CA 95448
         Petaluma, California 94952           Attn: Jay M. Behmke
         Telecopy: 707-766-6964               Telecopy: 707-433-8806


         If to PentaStar or the Acquiror:     Copy to:

         PentaStar Communications, Inc.       Sherman & Howard L.L.C.
         1660 Wynkoop Street, Suite 1010      633 Seventeenth Street, Suite 3000
         Denver, Colorado  80202              Denver, Colorado  80202
         Attn: Chief Executive Officer        Attn:  B. Scott Pullara, Esq.
         Telecopy:  (303) 825-4402            Telecopy:  (303) 298-0940


Notices shall be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholders' Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver shall be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


                                      xliv

         9.10. Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Shareholders shall bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company prior to the Closing or by any Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby (collectively, "Seller Transaction Expenses"); provided, however, that prior to the Closing Date the Company may use any cash (other than the Interim Cash Requirement or cash received in respect of accounts or notes receivable or Residual Payment Rights described in
Section 2.1(k)(i)(A)(1) to pay Seller Transaction Expenses so long as the Shareholders are jointly and severally liable for any Tax consequences to the Company, the Acquiror or PentaStar arising therefrom, and any such Liability shall be a Closing Date Liability.

         9.11. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, shall be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholders' Agent or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential, except as may otherwise be required by applicable Legal Requirement. The decision of the arbitrators shall be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement shall be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration or action, the arbitrator or court may allocate the costs incurred by all parties on a basis it deems appropriate. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed under this Section 9.11, and another party successfully stays such action and/or compels arbitration of said claims, the party filing such action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

         9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or xlv
disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.14. Shareholders' Agent. Each Shareholder hereby authorizes and appoints the Shareholders' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which the Shareholder may assert, or have the right to assert, against PentaStar or the Acquiror, or (ii) any claims which PentaStar may assert, or have the right to assert, against the Shareholder. The Shareholders' Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to PentaStar to the effect that the Shareholders' Agent has been substituted as agent of the Shareholders by reason of the Shareholders' Agent's death, disability or resignation, PentaStar shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholders' Agent with respect to the matters covered by this Section 9.14. No Shareholder shall act with respect to any of the matters which are the subject of this Agreement except through the Shareholders' Agent. Each Shareholder acknowledges and agrees that PentaStar or the Acquiror may deal exclusively with the Shareholders' Agent in respect of such matters, that the enforceability of this Section 9.14 is material to PentaStar, and that PentaStar has relied upon the enforceability of this Section
9.14 in entering into this Agreement.


                [REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]


                                      xlvi

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                       PENTASTAR:
                                       PENTASTAR COMMUNICATIONS, INC.


                                       By: /s/ Robert S. Lazzeri
                                           -------------------------------------
                                           Name:  Robert S. Lazzeri
                                           Title: CEO


                                       ACQUIROR:

                                       PENTASTAR ACQUISITION CORP.  XII


                                       By: /s/ Robert S. Lazzeri
                                           -------------------------------------
                                           Name:  Robert S. Lazzeri
                                           Title: CEO


                                       COMPANY:

                                       CARRIERDESIGNS.COM INC.


                                       By: /s/ Anthy A. O'Brien
                                           -------------------------------------
                                           Anthy A. O'Brien, Its President


                                       SHAREHOLDERS:

                                       Barry Bisson and Laura Coulter as
                                       Trustees U/T/A dated 10/1/01


                                       /s/ Barry Bisson
                                       -----------------------------------------
                                       Barry Bisson


                                       /s/ Laura Coulter
                                       -----------------------------------------
                                       Laura Coulter

                                       The Donald A. O'Brien and Anthy A.
                                       O'Brien Revocable Trust Dated August 27,
                                       1998


                                     xlvii

                                       /s/ Donald A. O'Brien
                                       -----------------------------------------
                                       Donald A. O'Brien


                                       /s/ Anthy A. O'Brien
                                       -----------------------------------------
                                       Anthy A. O'Brien

                                       Glenn S. Illian and Pamela J. Illian
                                       Revocable Trust dated October 19, 1999


                                       /s/ Glenn S. Illian
                                       -----------------------------------------
                                       Glenn S. Illian


                                       /s/ Pamela J. Illian
                                       -----------------------------------------
                                       Pamela J. Illian

                                       James E. Lynch and Susan S. Lynch,
                                       Trustees U/T/A Dated 5/18/2000


                                       /s/ James E. Lynch
                                       -----------------------------------------
                                       James E. Lynch


                                       /s/ Susan S. Lynch
                                       -----------------------------------------
                                       Susan S. Lynch


                                       /s/ Nancy Bisson
                                       -----------------------------------------
                                       Nancy Bisson

                                       David A. Huntley and Lyan C. Huntley,
                                       Trustees of The Huntley Living Trust,
                                       Dated March 10, 1998


                                       /s/ David A. Huntley
                                       -----------------------------------------
                                       David A. Huntley


                                       /s/ Lyan C. Huntley
                                       -----------------------------------------
                                       Lyan C. Huntley

                                       Harold Coulter and Lois A. Coulter as
                                       Trustees UTA Dated 7-16-91


                                     xlviii

                                       /s/ Harold Coulter
                                       -----------------------------------------
                                       Harold Coulter


                                       /s/ Lois A. Coulter
                                       -----------------------------------------
                                       Lois A. Coulter


                                       /s/ Matthew J. Maguire
                                       -----------------------------------------
                                       Matthew J. Maguire

                                       Michael Link and Barbara Link Family
                                       Trust Dated 7/3/93


                                       /s/ Michael Link
                                       -----------------------------------------
                                       Michael Link


                                       /s/ Barbara Link
                                       -----------------------------------------
                                       Barbara Link


                                       /s/ Vera J. Harvey
                                       -----------------------------------------
                                       Vera J. Harvey


                                       /s/ Andrew C. Nester
                                       -----------------------------------------
                                       Andrew C. Nester


                                       /s/ Maureen McGuigan
                                       -----------------------------------------
                                       Maureen McGuigan


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


                                      xlix

                                                                  Exhibit 1.1(a)

                                  DEFINED TERMS

         Acquiror has the meaning given it in the preamble to this Agreement.

         Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including customer information and data, cash on hand equal to the Interim Cash Requirement, the Shareholder Property and the Capital Lease Property, but excluding the Excluded Assets.

         Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date of such Adverse Consequence.

         Affiliated Group means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

         Attributed Earn-Out Amount EBITA Shortfall shall mean all Earn-Out Amount Accounts Receivable which have not been collected within 180 days of the end of Earn-Out Period Three less any unpaid commissions or payments due employees, sub-agents or referral sources and associated variable overhead costs for Medicare, FICA or other clearly attributed variable costs associated with the sales which created the Earn-Out Amount Accounts Receivable.

         Attributed Expansion Earn-Out Amount EBITA Shortfall shall mean all Expansion Earn-Out Amount Accounts Receivable which have not been collected within 180 days of the end of any particular Expansion Earn-Out Period less any unpaid commissions or payments due employees, sub-agents or referral sources and associated variable overhead costs for Medicare, FICA or other clearly attributed variable costs associated with the sales which created the Expansion Earn-Out Amount Accounts Receivable.

         Business Day means any day on which commercial banks are open for business in Denver, Colorado.

         Capital Lease Property has the meaning given it in Section 4.9.

         Provider means a communications services provider.

         Cash Consideration Earn-Out Amount means, in respect of any Cash Consideration Earn-Out Period, an amount equal to 70% of Earn-Out EBITA for such Cash Consideration Earn-Out Period.

         Cash Consideration Earn-Out Period means the six-month period ending March 31, 2002, September 30, 2002, March 31, 2003, September 30, 2003, March 31, 2004 or September 30, 2004, as the case may be.


                                Exhibit 1.1(a)-i

         Cash Portion of the Purchase Price has the meaning given it in Section 2.1(k)(i).

         Closing Accounts Receivable means all accounts (including late fees and interest charges thereon) and notes receivable of the Company in existence as of the Closing Date as set forth on the Closing Date Balance Sheet, determined in accordance with GAAP and on a basis consistent with the accounting practices of PentaStar, but excluding in any event any Residual Payment Rights.

         Closing and Closing Date have the meanings given in Section 2.2.

         Closing Date Balance Sheet has the meaning given it in Section
2.1(l)(i).

         Closing Date Liabilities means all Liabilities of the Company (including those designated as Closing Date Liabilities under Sections 5.7(a) or 9.10), other than Retained Liabilities.

         Closing Shares has the meaning given in Section 2.1(k)(i).

         Code means the Internal Revenue Code of 1986, as amended.

         Company has the meaning given it in the preamble to this Agreement, except that for purposes of Section 3.1, the term the "Company" shall mean the Company and all of its Subsidiaries.

         Company Shares has the meaning given it in Section 3.1(b)(i).

         Company Welfare Plan has the meaning given it in Section 3.1(m)(i).

         Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

         Earn-Out Accounts Receivable Detail List means a detailed list, by order and installation, of every Earn-Out Amount Account Receivable, the aggregate total of which equals the total accounts receivable on the Acquiror's balance sheet as of the end of Earn-Out Period Three.

         Earn-Out Amount means the remainder of five times the Earn-Out EBITA for Earn-Out Period Three, minus (a) the $255,240 amount described in Section 2.1(k)(i)(A), minus (b) the amount of the Retained Liabilities excluded in clause (b) of the definition of Retained Liabilities but assumed by the Acquiror in the course of this transaction, and minus (c) amounts paid by the Acquiror in respect of Closing Date Liabilities (other than those Closing Date Liabilities in respect of which there is a reduction of the Purchase Price pursuant to
Section 2.1(k)(i)(A)(2)).

         Earn-Out Amount Accounts Receivable means all accounts receivable of the Acquiror in existence as of the end of the period in respect of which the Earn-Out Amount is calculated and which represent revenues which are included in the calculation of the Earn-Out Amount but for which payment has not been received by the Acquiror as of the end of the Earn-Out Period Three.


                               Exhibit 1.1(a)-ii

         Earn-Out Deposit Escrow Period means the period commencing on the date the Earn-Out Amount, if any, is paid and ending 180 days after such date.

         Earn-Out Deposit Release Date means ten Business Days after PentaStar's receipt of the Earn-Out Accounts Receivable Detail List.

         Earn-Out EBITA means the EBITA of the Acquiror from the Bay Area Region for the applicable Earn-Out Period, including, without limitation, (a) any bonus payment actually received from any communications services provider during the Earn-Out Period, (b) payments earned during the Earn-Out Period for consulting revenues, referral fees and commissions allocated by PentaStar management earned in conjunction with other PentaStar subsidiaries or divisions on mutual sales efforts and (c) payments actually received during the Earn-Out Period for Residual Payment Rights; provided, however, that in any event Earn-Out EBITA (i) shall not include any allocation of PentaStar corporate headquarters expense but shall include allocation of a pro rata portion of direct expenses of PentaStar to the extent PentaStar or any of its divisions, operations or Subsidiaries provides services to the Acquiror at a lower cost than such services could then be obtained directly be the Acquiror, (ii) shall be reduced by the Principal Customer/Principal Referral Source Reduction Amount, (iii) shall not include any EBITA associated with any Bay Area-based Expansion Office, (iv) shall include a direct expense for accounting (including an internal bookkeeper for the Acquiror), (v) shall include an expense allocation equal to the costs incurred by the Acquiror to satisfy its obligations under Section 5.6(b).

         Earn-Out Escrow Deposit means an amount of PentaStar Common Stock from the Earn-Out Amount equal to two and one half times the Earn-Out Amount Accounts Receivable.

         Earn-Out Financial Statements has the meaning given it in Section 2.1(n)(ii).

         Earn-Out Period means (a) the applicable Cash Consideration Earn-Out Period, in the case of the determination of a Cash Consideration Earn-Out Amount, and (b) Earn-Out Period Three, in the case of the determination of the Earn-Out Amount.

         Earn-Out Period Three means the period commencing July 1, 2003 and ending June 30, 2004; provided, however, that if a PentaStar Liquidity Event occurs prior to June 30, 2004, then Earn-Out Period Three shall be the 12-Month Period.

         EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP and on a basis consistent with the accounting practices of PentaStar and with the financial statements of the Acquiror included in the audited or unaudited, as the case may be, financial statements used, or to be used, by PentaStar in its annual or quarterly reports filed with the SEC, including PentaStar's GAAP method of revenue recognition for residual commission payments recognizing residual commissions upon receipt of payment and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations and expensing salesperson commissions at the time the revenue is recognized.



                               Exhibit 1.1(a)-iii

         Effective Date has the meaning given it in Section 2.1.

         Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

         Employee Pension Benefit Plan has the meaning set forth in ERISA
Section 3(2).

         Employee Welfare Benefit Plan has the meaning set forth in ERISA
Section 3(1).

         Employment Agreement means the Employment and Noncompetition Agreements between the Acquiror and each of Anthy A. O'Brien and Glenn S. Illian in the forms of Exhibits 1.1(b)(i) and (ii), respectively.

         Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

         Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), as amended.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

         ERISA Affiliate means any entity which is controlled by, or is under common control with, the Company, as determined under ERISA Section 4001(a)(14).

         Escrow Account means the account existing pursuant to the Escrow Agreement.

         Escrow Agent means Wells Fargo Bank West, National Association.

         Escrow Agreement means the Escrow Agreement among PentaStar, the Acquiror, the Shareholders' Agent and the Escrow Agent in form of Exhibit 1.1(c).

         Estimated Closing Date Balance Sheet has the meaning given it in
Section 2.1(j)(i).

         Estimated Interim Period Cash Flow Statement has the meaning given it in Section 2.1(j)(ii).

         Exchange Act means the Securities Exchange Act of 1934, as amended.


                               Exhibit 1.1(a)-iv

         Excluded Assets means cash on hand of the Company in excess of the Interim Cash Requirement.

         Expansion Earn-Out Accounts Receivable means, with respect to a particular Expansion Earn-Out Amount, all accounts receivable of the Acquiror in existence as of the end of the period in respect of which such Expansion Earn-Out Amount is calculated and which represent revenues which are included in the calculation of such Expansion Earn-Out Amount but for which payment has not been received by the Acquiror as of the end of the applicable Expansion Earn-Out Period.

         Expansion Earn-Out Amount means, with respect to a Bay Area-based Expansion Office and the applicable Expansion Earn-Out Period, an amount equal to (a)(i) 120% of the Expansion Revenues of such office, minus (ii) four times the negative Expansion EBITA of such office, if such office has a negative Expansion EBITA, or (b) five times the Expansion EBITA of such Bay Area-based Expansion Office. The Shareholders' Agent shall notify PentaStar prior to the inception (with inception meaning the date of hiring of the first employee for such office) of the Shareholders' irrevocable choice to receive the amount determined pursuant to clause (a) or (b) above. If the Shareholders' Agent does not timely provide such notice to PentaStar, then clause (a) shall be irrevocably deemed to have been selected.

         Expansion Earn-Out Amount Accounts Receivable Detail List means, with respect to a particular Expansion Earn-Out Amount, a detailed list, by order and installation, of every Expansion Earn-Out Account Receivable, the aggregate total of which equals the total accounts receivable on the Acquiror's balance sheet as of the end of the applicable Expansion Earn-Out Period.

         Expansion Earn-Out Amount Accounts Receivable Shortfall has the meaning given it in Section 2.1(n)(iii)(E).

         Expansion Earn-Out Deposit Escrow Period means, with respect to a particular Expansion Earn-Out Escrow Deposit, the period commencing on the date such Expansion Earn-Out Amount, if any, is paid and ending 180 days after such date.

         Expansion Earn-Out Deposit Release Date means, with respect to a particular Expansion Earn-Out Escrow Deposit, ten Business Days after PentaStar's receipt of the corresponding Expansion Earn-Out Accounts Receivable Detail List.

         Expansion Earn-Out Escrow Deposit means an amount of PentaStar Common Stock from an Expansion Earn-Out Amount equal to two and one half times the Expansion Earn-Out Accounts Receivable.

         Expansion Earn-Out Financial Statements has the meaning given it in
Section 2.1(n)(ii).

         Expansion Earn-Out Period means, with respect to a Bay Area-based Expansion Office, (a) if clause (a) of the definition of Expansion Earn-Out Amount is applicable to such office because it is the Shareholders' designated choice pursuant to such definition or because it is deemed to have been selected due to the Shareholders' Agent's failure to timely notify PentaStar of its choice, the 12-month period


                                Exhibit 1.1(a)-v
commencing on the first calendar day of the first calendar month following the calendar month in which the inception of such office occurs (with inception meaning the date of hiring of the first employee for such office) (for example, in the case of this clause (a), if the first employee for such office is hired in June 2002, the 12-month period for such office shall commence July 1, 2002) or (b) if clause (b) of the definition of Expansion Earn-Out Amount is applicable to such office because it is the Shareholders' designated choice pursuant to such definition, the 12-month period commencing on the first calendar day of the seventh calendar month following the calendar month in which the inception of such office occurs (with inception meaning the date of hiring of the first employee for such office) (for example, in the case of this clause
(b), if the first employee for such office is hired in June 2002, the 12-month period for such office shall commence January 1, 2003).

         Expansion EBITA means, with respect to a Bay Area-based Expansion Office, the EBITA of the Acquiror from such office during the Expansion Earn-Out Period, including for purposes of such determination an allocation (on a percentage basis determined by dividing (a) the Expansion Revenues of such office by (b) the sum of (i) the Expansion Revenues of such office plus (ii) the total revenues of the Acquiror during the Expansion Earn-Out Period, determined in accordance with and on a basis consistent with PentaStar's GAAP method of revenue recognition) of (x) the operating expenses of the Acquiror associated with such office's procurement of telecommunications services and (y) the expense of the Acquiror associated with the Bay Area Region Regional Manager.

         Expansion Revenues means the revenues (determined on a basis consistent with the principles set forth in the definition of EBITA) of the Acquiror from any Bay Area-based Expansion Office for the Expansion Earn-Out Period relating to such office.

         Fair Market Value of the PentaStar Common Stock means:

         (a) as of the Closing Date, the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq;

         (b) for the Second Closing, the sum of the 1) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to September 30, 2004, as quoted by Nasdaq plus 2) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq, then divided by 2. Example: If 1) is $10.00 and 2) is $20.00, then the sum shall be $30.00, and divided by 2 equals $15.00;

         (c) for the Liquidity Event, the sum of the 1) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq plus 2) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Liquidity Event, as quoted by Nasdaq, then divided by 2. Example: If 1) is $10.00 and 2 is $20.00, then the sum shall be $30.00, and divided by 2 equals $15.00

         (d) for any Cash Consideration Earn-Out Amount, the sum of the 1) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq plus 2) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the due date for the Cash Consideration Earn-Out Amount, as quoted by Nasdaq, then divided by 2.
Example: If 1) is $10.00 and 2 is $15.00, then the sum shall be $25.00, and divided by 2 equals $12.50


                               Exhibit 1.1(a)-vi

         (e) as of any other date, the sum of the 1) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq plus 2) the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the that date, as quoted by Nasdaq, then divided by 2. Example: If 1) is $10.00 and 2 is $15.00, then the sum shall be $25.00, and divided by 2 equals $12.50.

If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the last bid and last asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined as provided above, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it.

         GAAP means generally accepted accounting principles as in effect from time to time in the United States.

         Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

         Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

         Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, inventions, processes, formulae, discoveries, improvements, business, customer and technical information, computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

         Interim Cash Requirement means the amount of the positive difference, if any, between (a) the aggregate amount of cash disbursements by the Acquiror during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, over (b) the aggregate amount of cash collections by the Acquiror during the Interim Period.

         Interim Period means the period between the Closing Date and the last date of receipt by the Acquiror of the first regularly scheduled commissions payments from each of Cable & Wireless, Pac-Bell and New Edge following the Closing Date.

         Interim Period Cash Flow Statement has the meaning given it in Section 2.1(l)(ii).


                               Exhibit 1.1(a)-vii

         Key Employee means (a) each employee of the Company other than clerical employees and (b) if any salesperson is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

         Latest Balance Sheet has the meaning given it in Section 3.1(d).

         Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

         Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         Merger has the meaning given it in Section 2.1.

         Multiemployer Plan is a plan maintained under a collective bargaining agreement, to which more than one employer is required to contribute, and which has the meaning set forth in ERISA Section 3(37).

         Noncompetition Agreement means the Noncompetition Agreement among PentaStar, the Acquiror and the Shareholders in the form of Exhibit 1.1(e).

         Bay Area -based Expansion Offices has the meaning given it in Section 2.1(n)(v).

         Bay Area Region means the current operations of the Company in the Petaluma, California region as of the Closing Date.

         Operational Continuity means the Company has (a) maintained its assets, properties and business in the same manner as prior to July 1, 2001 and in a manner consistent with the Company's budget as previously submitted to PentaStar, (b) discussed and consulted with PentaStar on any material changes in strategy, policies or business operations and (c) obtained PentaStar's prior written approval before making or implementing any material operating or policy decisions regarding the Company, including, without limitation, hiring, entering into contracts and making capital or operating expenditures.

         Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

         Other PentaStar Agreements means the Escrow Agreement, the Employment Agreements, the Noncompetition Agreement and the other documents and instruments to be executed and delivered by PentaStar or the Acquiror pursuant to this Agreement.


                               Exhibit 1.1(a)-viii

         Other Seller Agreements means the Escrow Agreement, the Employment Agreements, the Noncompetition Agreement and other documents and instruments to be executed and delivered by any Shareholder or any relative or affiliate of the Company or of any Shareholder pursuant to this Agreement.

         PentaStar Common Stock means the common stock, par value $.0001 per share, of PentaStar.

         PentaStar Liquidity Event has the meaning given it in Section 5.10.

         PentaStar Shares has the meaning set forth in Section 3.1(u).

         Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

         Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

         Premises means the real property, buildings and improvements thereon constituting the business premises of the Company located at 411 B Street, Suite 4, Petaluma, California 94952.

         Principal Customer (a) has the meaning given it in Section 3.1(o) and
(b) also means each customer that individually or with its affiliates accounts, as a customer, for 5% or more of the aggregate revenues of the Company and the Acquiror during the applicable Earn-Out Period.

         Principal Customer/Principal Referral Source EBITA Impact Amount means, with respect to the Earn-Out Period and associated with any particular Principal Customer or Principal Referral Source, the aggregate GAAP revenues of the Company and the Acquiror, less the aggregate commission expense of the Company and the Acquiror for sales people or fees of the Company and the Acquiror to referral sources.

         Principal Customer/Principal Referral Source Reduction Amount means the Principal Customer/Referral Source EBITA Impact Amount associated with any Principal Customer or Principal Referral Source which ceases to be, which gives notice to the Acquiror or PentaStar that it will cease to be, or which PentaStar reasonably believes in good faith will cease to be, a Principal Customer or Principal Referral Source.

         Principal Provider has the meaning given it in Section 3.1(o).

         Principal Referral Source (a) has the meaning given it in Section 3.1(o) and (b) also means each referral source that individually or with its affiliates accounts, as a referral source, for 5% or more of the aggregate revenues of the Company and the Acquiror during the applicable Earn-Out Period.

         Purchase Price has the meaning given it in Section 2.1(k).


                               Exhibit 1.1(a)-ix

         Residual Payment Rights means all rights to future payments of commissions from any service provider.

         Retained Liabilities means (a) the obligations of the Company arising after the Closing Date under those contracts which are identified by PentaStar on Exhibit 1.1(g) with respect to the period after the Closing Date; provided, however, that such obligations shall not include any Liability of the type contemplated in clause (ii) of the third sentence of Section 7.1(a) which results from, arises out of or relates to the period on or before the Closing Date and (b) current liabilities in existence as of the Closing Date which (i) have been incurred by the Company in the ordinary course of business consistent with past practice (excluding, however, in all cases any Liability for interest bearing debt; bank debt; loans for the acquisition of equipment or other fixed assets; loans or debt with respect to the acquisition of any business or entity (regardless of how structured); capital, operating or other leases (other than assumed real estate leases); Liabilities to any shareholder, director, officer or affiliate of the Company or any relative or affiliate of any such Person; past due payables or Liabilities; compensation, bonuses or commissions associated with monies that have been received by, or credited by offset to, the Company prior to the Closing Date; accrued bonuses; accrued commissions; accrued profit sharing; accrued rent; accrued Taxes; Taxes which are made the responsibility of the Shareholders pursuant to this Agreement; costs and expenses in connection with this Agreement or the transactions contemplated hereby; and all expenses or Liabilities which are required by GAAP to be accrued as of the Closing Date but which have not been so accrued (including expenses and Liabilities attributable to bonuses, commissions, profit sharing, rent and Taxes)), and (ii) are set forth on the Closing Date Balance Sheet as Retained Liabilities rather than as Closing Date Liabilities. Retained Liabilities shall not include any other Liability.

         Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

         SEC means the Securities and Exchange Commission.

         SEC Filings means all reports, registration statements and other filings filed by PentaStar with the SEC on or prior to the Closing Date.

         Second Closing has the meaning set forth in Section 2.1(n)(iii).

         Second Closing Date means the earlier of (a) September 30, 2004 or (b) a PentaStar Liquidity Event.

         Securities Act means the Securities Act of 1933, as amended.

         Shareholder has the meaning given it in the preamble to this Agreement.

         Shareholders' Agent means Anthy A. O'Brien (or the substituted agent described in Section 9.14) acting as agent for the Shareholders pursuant to
Section 9.14.

         Shareholder Property has the meaning given it in Section 4.8.


                                Exhibit 1.1(a)-x

         Sub-Agent means a Person, not an employee of the Company, who markets or sells goods or services of the Company to third parties. The term Sub-Agent includes the Persons listed as such on Exhibit 3.1(o)(i).

         Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

         Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.3.

         Surviving Corporation has the meaning given it in Section 2.1(a).

         12-Month Period has the meaning giving it in Section 2.1(n)(v).

         Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Transaction has the meaning given it in the preamble to this Agreement.


                               Exhibit 1.1(d)-i